                                                                    EXHIBIT 2.61
================================================================================



                          SECOND AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


                                  dated as of


                                August 11, 1999


                                  by and among


                           LAMAR ADVERTISING COMPANY

                              AS PURCHASER PARENT,


                               LAMAR MEDIA CORP.

                                  AS PURCHASER


                                      and


                   CHANCELLOR MEZZANINE HOLDINGS CORPORATION

                                      and

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   AS SELLERS

================================================================================

                               TABLE OF CONTENTS

                                                                                                               PAGE

Article 1.          PURCHASE AND SALE OF SHARES...................................................................2

         Section 1.1.       Dividend of Whiteco Shares............................................................2

         Section 1.2.       Purchase and Sale of Chancellor Shares................................................2

         Section 1.3.       Purchase Price........................................................................2

         Section 1.4.       Closing...............................................................................2

         Section 1.5.       Purchase Price Adjustment.............................................................3

Article 2.          REPRESENTATIONS AND WARRANTIES OF SELLERS.....................................................4

         Section 2.1.       Corporate Organization and Authority of Chancellor Mezzanine and Chancellor LA........5

         Section 2.2.       No Conflict...........................................................................5

         Section 2.3.       Corporate Organization of the Company.................................................6

         Section 2.4.       Capital Stock of the Company..........................................................6

         Section 2.5.       Subsidiaries..........................................................................6

         Section 2.6.       Capitalization of Subsidiaries of the Company.........................................6

         Section 2.7.       Pro Forma Financial Statements........................................................7

         Section 2.8.       Contracts; No Defaults................................................................7

         Section 2.9.       Intellectual Property.................................................................9

         Section 2.10.      Owned Real Property...................................................................9

         Section 2.11.      Litigation and Proceedings...........................................................10

         Section 2.12.      Employee Benefit Plans...............................................................10

         Section 2.13.      Labor Relations......................................................................11

         Section 2.14.      Legal Compliance.....................................................................12

         Section 2.15.      Environmental Matters................................................................12

         Section 2.16.      Taxes................................................................................13

         Section 2.17.      Governmental Authorities; Consents...................................................14

         Section 2.18.      Interest in Competitors, Suppliers, and Customers....................................14

         Section 2.19.      Insurance............................................................................14

         Section 2.20.      Brokers' Fees........................................................................14

         Section 2.21.      Events Subsequent to March 31, 1999..................................................14

         Section 2.22.      Chancellor Mezzanine Securities Act Representations..................................14

                               TABLE OF CONTENTS
                                   (continued

         Section 2.23.      Chancellor LA Securities Act Representations.........................................16

         Section 2.24.      Divesture Assets.....................................................................17

         Section 2.25.      Necessary Lender Approvals...........................................................17

Article 3.          REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PURCHASER PARENT.............................17

         Section 3.1.       Corporate Organization and Authority of Purchaser and Purchaser Parent...............17

         Section 3.2.       No Conflict..........................................................................18

         Section 3.3.       Litigation and Proceedings...........................................................18

         Section 3.4.       Governmental Authorities; Consents...................................................19

         Section 3.5.       Brokers' Fees........................................................................19

         Section 3.6.       Capital Structure of Purchaser Parent and Purchaser..................................19

         Section 3.7.       SEC Documents; Financial Statements..................................................20

         Section 3.8.       Legal Compliance.....................................................................21

         Section 3.9.       Interest in Competitors, Suppliers and Customers.....................................21

         Section 3.10.      State Takeover Statutes..............................................................21

         Section 3.11.      Subsequent Events....................................................................21

         Section 3.12.      Securities Act Representations.......................................................21

         Section 3.13.      Commitment Letters...................................................................22

Article 4.           COVENANTS AND AGREEMENTS OF SELLERS.........................................................23

         Section 4.1.       Preliminary Transactions.............................................................23

         Section 4.2.       Conduct of Business..................................................................23

         Section 4.3.       Inspection...........................................................................24

         Section 4.4.       HSR Act..............................................................................24

         Section 4.5.       No Solicitations.....................................................................24

         Section 4.6.       No Solicitation or Hiring............................................................25

         Section 4.7.       Registration Rights Agreement and Stockholders Agreement.............................25

         Section 4.8.       Requests for Information.............................................................25

         Section 4.9.       Payment of Certain Employee Obligations..............................................25

Article 5.          COVENANTS AND AGREEMENTS OF PURCHASER AND PURCHASER PARENT...................................25

                               TABLE OF CONTENTS
                                   (continued

         Section 5.1.      HSR Act..............................................................................25

         Section 5.2.      No Use of "Chancellor" Name..........................................................26

         Section 5.3.      Investigation; Purchaser and Purchaser Parent Acknowledgment.........................26

         Section 5.4.      No Solicitations or Hiring...........................................................27

         Section 5.5.      Stockholder Consent..................................................................27

         Section 5.6.      Definitive Documentation.............................................................27

         Section 5.7.      Conduct of Business..................................................................28

         Section 5.8.      Registration Rights Agreement and Stockholders Agreement.............................28

         Section 5.9.      Inspection...........................................................................28

Article 6.          JOINT COVENANTS AND AGREEMENTS..............................................................29

         Section 6.1.      Confidentiality......................................................................29

         Section 6.2.      Support of Transaction...............................................................29

         Section 6.3.      [Intentionally Left Blank]...........................................................30

         Section 6.4.      Tax Matters..........................................................................30

         Section 6.5.      Certain Employee Benefits Matters....................................................32

Article 7.          CONDITIONS TO OBLIGATIONS...................................................................35

         Section 7.1.      Conditions to Obligations of Purchaser, Purchaser Parent and Sellers.................35

         Section 7.2.      Conditions to Obligations of Purchaser and Purchaser Parent..........................35

         Section 7.3.      Conditions to the Obligations of Sellers.............................................36

Article 8.          TERMINATION.................................................................................37

         Section 8.1.      Termination..........................................................................37

         Section 8.2.      Effect of Termination................................................................38

         Section 8.3.      Other Termination....................................................................38

Article 9.          INDEMNIFICATION.............................................................................38

         Section 9.1.      Survival of Representations..........................................................38

         Section 9.2.      Indemnification of Purchaser and Purchaser Parent....................................39

         Section 9.3.      Indemnification of Sellers...........................................................39

         Section 9.4.      Conduct of Proceedings...............................................................39

         Section 9.5.      Sole Remedy; Time Limitation.........................................................40

                               TABLE OF CONTENTS
                                   (continued

Article 10.           CERTAIN DEFINITIONS.......................................................................40

Article 11.           MISCELLANEOUS.............................................................................46

         Section 11.1.     Waiver...............................................................................46

         Section 11.2.     Notices..............................................................................46

         Section 11.3.     Termination of Subscription Agreement................................................48

         Section 11.4.     Assignment...........................................................................48

         Section 11.5.     Rights of Third Parties..............................................................48

         Section 11.6.     Expenses.............................................................................48

         Section 11.7.     Construction.........................................................................49

         Section 11.8.     Captions; Counterparts...............................................................49

         Section 11.9.     Entire Agreement.....................................................................49

         Section 11.10.    Amendments...........................................................................50

         Section 11.11.    Publicity............................................................................50

         Section 11.12.    Dispute Resolution...................................................................50

Schedules

Schedule 2.2:       No Conflict
Schedule 2.4:       Capitalization of the Company
Schedule 2.5:       Subsidiaries of the Company
Schedule 2.6:       Capitalization of Subsidiaries of the Company
Schedule 2.7:       Pro Forma Financial Statements
Schedule 2.8:       Contracts; No Defaults
Schedule 2.9:       Intellectual Property
Schedule 2.10:      Owned Real Property
Schedule 2.11:      Litigation and Proceedings
Schedule 2.12:      Employee Benefits Plans
Schedule 2.13:      Labor Relations
Schedule 2.14:      Legal Compliance
Schedule 2.15:      Environmental Matters
Schedule 2.16:      Taxes
Schedule 2.17:      Governmental Authorities; Consents
Schedule 2.18:      Transactions with Affiliates
Schedule 2.21:      Events Subsequent to March 31, 1999
Schedule 3.4:       Purchaser Governmental Authorities; Consents
Schedule 4.9:       Payments of Certain Employee Obligations


Annexes

Annex A: Description of Divestiture Assets
Annex B: Description of Burkett Assets
Annex C: [Intentionally Left Blank]
Annex D: Registration Rights Agreement
Annex E: Stockholders Agreement
Annex F: [Intentionally Left Blank]
Annex G: Voting Agreement

                           SECOND AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

         This Second Amended and Restated Stock Purchase Agreement (this "Agreement") is entered into by and among LAMAR ADVERTISING COMPANY, a Delaware corporation ("Purchaser Parent"), LAMAR MEDIA CORP., a Delaware corporation and a wholly-owned subsidiary of Purchaser Parent ("Purchaser"), CHANCELLOR MEZZANINE HOLDINGS CORPORATION, a Delaware corporation ("Chancellor Mezzanine"), and CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation ("Chancellor LA" and, collectively with Chancellor Mezzanine, "Sellers"), as of this 11th day of August, 1999.

                                    RECITALS:

         WHEREAS, Chancellor LA is the sole record and beneficial owner of one thousand (1,000) shares (the "Company Shares") of the common stock, par value $0.01 per share, of Chancellor Media Outdoor Corporation, a Delaware corporation (the "Company"), which Company Shares constitute all of the issued and outstanding shares of the capital stock of the Company;

         WHEREAS, the Company is the sole record and beneficial owner of one thousand (1,000) shares (the "Whiteco Shares" and, together with the Company Shares, the "Chancellor Shares") of the common stock, par value $0.01 per share, of Chancellor Media Whiteco Outdoor Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Whiteco"), which Whiteco Shares constitute all of the issued and outstanding shares of the capital stock of Whiteco;

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of June 1, 1999 (the "Original Agreement"), Chancellor LA agreed to sell to Purchaser, and Purchaser agreed to purchase from Chancellor LA, the Company Shares, upon the terms and subject to the conditions set forth in the Original Agreement;

         WHEREAS, the Original Agreement was amended and restated as of July 12, 1999 (the "Restated Agreement");

         WHEREAS, the parties desire to amend certain provisions of the Restated Agreement pursuant to this Agreement, with this Agreement being deemed to amend and restate the Restated Agreement in its entirety; and

         WHEREAS, certain capitalized terms used herein have the meanings assigned to them in Article 10 hereof.

                                   AGREEMENT:

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                           PURCHASE AND SALE OF SHARES

         Section 1.1. Dividend of Whiteco Shares. On the Closing Date, and immediately prior to the Closing, (i) the Company will effect a dividend to its immediate parent corporation, Chancellor LA, of the Whiteco Shares and (ii) Chancellor LA will cause the Whiteco Shares to be distributed as a dividend with such shares ultimately being held by Chancellor Mezzanine. Such dividends are referred to herein collectively as the "Dividend."

         Section 1.2. Purchase and Sale of Chancellor Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date and immediately after the Dividend is effected, (i) Chancellor Mezzanine will sell, convey and transfer to Purchaser, and Purchaser will purchase and acquire from Chancellor Mezzanine, the Whiteco Shares, and (ii) Chancellor LA will sell, convey and transfer to Purchaser, and Purchaser will purchase and acquire from Chancellor LA, the Company Shares.

         Section 1.3. Purchase Price. Upon the terms and subject to the conditions contained herein, on the Closing Date, (a) as consideration for the Whiteco Shares, (i) Purchaser will pay to Chancellor Mezzanine Ten Million Dollars ($10,000,000) (the "Whiteco Cash Consideration") and (ii) Purchaser Parent will issue to Chancellor Mezzanine the number of shares of Class A Common Stock, par value $0.001, of Purchaser Parent ("Purchaser Parent Class A Common Stock") as shall represent an aggregate value of Nine Hundred Forty Million Dollars ($940,000,000), valued based on the closing price of such shares on the Nasdaq National Market on the trading day immediately prior to the Closing Date, but in no event more than 26,227,273 of such shares (the "Lamar Mezzanine Shares") and (b) as consideration for the Company Shares, (i) Purchaser will pay to Chancellor LA Six Hundred Ninety Million Dollars ($690,000,000) (the "Company Cash Consideration" and, collectively with the Whiteco Cash Consideration, the "Cash Consideration") and (ii) Purchaser Parent will issue to Chancellor LA the positive number of shares of Purchaser Parent Class A Common Stock, if any, obtained by subtracting the number of Lamar Mezzanine Shares from 26,227,273 (the "Lamar LA Shares" and, collectively with the Lamar Mezzanine Shares, the "Lamar Shares"), subject to the adjustments set forth in Section 1.5 hereof (the "Total Consideration").

         Section 1.4. Closing.

                  (a) The consummation of the purchase and sale of the Chancellor Shares (the "Closing") shall take place at 10:00 a.m., local time, on the tenth (10th) Business Day following the satisfaction of the conditions to the obligations of the parties set forth in Article 7 hereof, at the offices of Sellers, 1845 Woodall Rodgers Freeway, Suite 1300, Dallas, Texas, or at such other time or place as Sellers and Purchaser may agree in writing (the day on which the Closing takes place being referred to herein as the "Closing Date").

                  (b) At the Closing, (i) Chancellor Mezzanine shall deliver or cause to be delivered to Purchaser (A) one or more stock certificates evidencing the Whiteco Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, and (B) the other documents required to be delivered by Chancellor Mezzanine pursuant to Article 7 hereof, and

(ii) Chancellor LA shall deliver or cause to be delivered to Purchaser (A) one or more stock certificates evidencing the Company Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, and (B) the other documents required to be delivered by Chancellor LA pursuant to Article 7 hereof.

                  (c) At the Closing, (i) Purchaser Parent shall deliver or cause to be delivered to (A) Chancellor Mezzanine one or more stock certificates evidencing the Lamar Mezzanine Shares and (B) Chancellor LA one or more stock certificates evidencing the Lamar LA Shares, if any, (ii) Purchaser shall pay to
(X) Chancellor Mezzanine the Whiteco Cash Consideration and (Y) Chancellor LA the Company Cash Consideration in each case, prior to giving effect to any adjustment provided for in Section 1.5 hereof, and in each case by intrabank transfer or wire transfer of immediately available funds to an account or accounts designated in writing by Chancellor Mezzanine and Chancellor LA, respectively, and (iii) each of Purchaser and Purchaser Parent shall deliver to each Seller the documents required to be delivered by Purchaser and Purchaser Parent to such Seller pursuant to Article 7 hereof.

         Section 1.5. Purchase Price Adjustment.

                  (a) As soon as reasonably practicable following the Closing Date, and in any event within forty-five (45) calendar days thereof, Chancellor LA shall prepare and deliver to Purchaser (i) a consolidated balance sheet of the Company as of the Closing (after giving effect to the Preliminary Transactions but prior to giving effect to the Dividend) which shall be audited by PricewaterhouseCoopers LLP ("PWC"), together with the related audit report of such firm (the "Closing Balance Sheet"), and (ii) a calculation of the Net Working Capital of the Company as set forth on the Closing Balance Sheet (the "Closing Date Net Working Capital"). The Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") consistent with the preparation of the Pro Forma Balance Sheet, and shall fairly present the consolidated financial position of the Company (including Whiteco) as of the Closing. "Net Working Capital" shall mean (i) current assets of the Company, minus (ii) current liabilities of the Company. Current liabilities of the Company shall (A) include, without limitation, any severance payments provided on Schedule 2.13 which have been paid, or will be paid, by the Company or its Subsidiaries and which are accrued and incurred after the Closing but prior to the time of the calculation of Closing Date Net Working Capital pursuant to this Section 1.5(a), and (B) exclude, without limitation, any liability of the Company or its Subsidiaries, including, but not limited to, any liability for Taxes and severance payments, which Chancellor LA has agreed to or is otherwise obligated to pay. Notwithstanding the foregoing, in calculating Net Working Capital, all intercompany payables and receivables between Chancellor LA, the Company and its Subsidiaries shall be disregarded.

                  (b) Upon delivery of the Closing Balance Sheet, Chancellor LA will provide Purchaser with access to its records and will use commercially reasonable efforts to provide Purchaser and its accountants access to the work papers of PWC, to the extent reasonably related to Purchaser's evaluation of the Closing Balance Sheet and the calculation of the Closing Date Net Working Capital. The Purchaser may dispute the calculation of the Closing Date Net Working Capital or any element of the Closing Balance Sheet relevant thereto, by notifying Chancellor LA of such disagreement in writing, setting forth in detail the particulars of such disagreement, within thirty (30) calendar days after its receipt of the Closing Balance Sheet; provided that the basis of any such dispute shall be limited to the failure of the calculation of Closing Date Net Working Capital or any amount reflected on the Closing Balance Sheet to have been determined in accordance with GAAP applied on a basis consistent with this Section 1.5. In the event that Purchaser does not provide such a notice of disagreement within such thirty (30) calendar day period, Purchaser shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Date Net Working Capital delivered by Chancellor LA, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Purchaser and Chancellor LA shall use commercially reasonable efforts for a period of thirty (30) calendar days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Date Net Working Capital. If, at the end of such period, they are unable to resolve such disagreements, then the Chicago, Illinois office of Ernst & Young LLP (or such other independent accounting firm of recognized national standing as may be mutually selected by Purchaser and Chancellor LA) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within thirty (30) calendar days of the date on which such dispute is referred to the Auditor, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in Section 1.5(a) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) the Closing Date Net Working Capital requires adjustment. The fees and expenses of the Auditor shall be paid one-half by Purchaser and one-half by Chancellor LA. The determination of the Auditor shall be final, conclusive and binding on the parties. The date on which the Closing Date Net Working Capital is finally determined in accordance with this Section 1.5(b) is hereinafter referred as to the "Determination Date."

                  (c) The "Adjustment Amount," shall mean the difference between
(i) the Closing Date Net Working Capital, and (ii) Twelve Million Dollars ($12,000,000) (the "Minimum Net Working Capital"). If the Closing Date Net Working Capital exceeds the Minimum Net Working Capital, then, promptly and in any event within five (5) Business Days following the Determination Date, Purchaser shall pay to Chancellor LA, by wire transfer of immediately available funds to an account designated in writing by Chancellor LA, the Adjustment Amount, together with interest on such amount from the Closing Date to the date of payment at the prime rate of interest (the "Applicable Rate") published in the "Money Rates" column of the Eastern Edition of The Wall Street Journal (or the average of such rates if more than one rate is indicated) on the Closing Date. If the Minimum Net Working Capital exceeds the Closing Date Net Working Capital, then, promptly and in any event within five (5) Business Days following the Determination Date, Chancellor LA shall pay to Purchaser, by wire transfer of immediately available funds to an account designated in writing by Purchaser, the Adjustment Amount, together with interest on such amount from the Closing Date to the date of payment at the Applicable Rate.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Purchaser and Purchaser Parent that as of the date of this Agreement (provided, however, that any representation or warranty made herein that relates (i) solely to Chancellor Mezzanine is being made solely by Chancellor Mezzanine or (ii) solely to Chancellor LA is being made solely by Chancellor LA):

         Section 2.1. Corporate Organization and Authority of Chancellor Mezzanine and Chancellor LA.

                  (a) Chancellor Mezzanine has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Chancellor Mezzanine, and no other corporate proceeding on the part of Chancellor Mezzanine is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Chancellor Mezzanine and, assuming this Agreement constitutes a valid and binding agreement of each of Purchaser, Purchaser Parent and Chancellor LA, constitutes a legally valid and binding obligation of Chancellor Mezzanine, enforceable against Chancellor Mezzanine in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b) Chancellor LA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Chancellor LA, and no other corporate proceeding on the part of Chancellor LA is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Chancellor LA and, assuming this Agreement constitutes a valid and binding agreement of each of Purchaser, Purchaser Parent and Chancellor Mezzanine, constitutes a legally valid and binding obligation of Chancellor LA, enforceable against Chancellor LA in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         Section 2.2. No Conflict. Except as set forth on Schedule 2.2, the execution and delivery of this Agreement by each of Chancellor Mezzanine and Chancellor LA and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of: (a) any law, rule or regulation of any Governmental Authority, any Contract listed pursuant to Section 2.8(a), or any order, judgment or decree applicable to such entity, the Company or any Subsidiary of the Company, or terminate or result in the termination of any such Contract, or result in the creation of any Lien, charge or encumbrance upon any of the properties or assets of such entity, the Company or any Subsidiary of the Company, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a Lien; or (b) the Certificate of Incorporation, Bylaws or other organizational documents of such entity, the Company or any Subsidiary of the Company.

         Section 2.3. Corporate Organization of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to conduct the Business as it is now being conducted. The copies of the Certificate of Incorporation and Bylaws of the Company previously delivered by the Company to Purchaser are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         Section 2.4. Capital Stock of the Company. The Company Shares constitute all the issued and outstanding shares of capital stock of the Company. The Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, agreements, arrangements, or other rights relating to the capital stock of the Company or other securities exercisable or exchangeable for any capital stock of the Company that either (i) obligates the Company to issue, sell, transfer, repurchase, redeem or otherwise acquire or vote any shares of its capital stock, or (ii) restricts the transfer of its capital stock. Chancellor LA is the sole record and beneficial owner of the Company Shares and owns the Company Shares free and clear of any Liens other than the Liens described on Schedule 2.4 hereto.

         Section 2.5. Subsidiaries. Set forth on Schedule 2.5 is a list of all Subsidiaries of the Company. Each Subsidiary of the Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has the corporate or limited liability company power and authority, as applicable, to own or lease its properties and to conduct its business as it is now being conducted. The Company has previously provided, or shall provide prior to the Closing, to Purchaser copies of the organizational documents of each Subsidiary of the Company, and such copies are true, correct and complete. Each such Subsidiary is duly licensed or qualified and in good standing in each jurisdiction in which its ownership of property or the character of its activities is such as to require such Subsidiary to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The jurisdiction of incorporation or organization of the Subsidiaries of the Company are set forth on Schedule 2.5 hereto.

         Section 2.6. Capitalization of Subsidiaries of the Company.

                  (a) Except as set forth on Schedule 2.6 or in the last sentence of this Section 2.6, (i) each Subsidiary of the Company including, without limitation, Whiteco prior to the Dividend, is wholly-owned of record and beneficially by the Company or another wholly-owned Subsidiary of the Company, and (ii) the ownership interests of the Company in each such Subsidiary are owned of record and beneficially by the Company, free and clear of any Liens other than Liens described on Schedule 2.6 hereto. Except as set forth on
Schedule 2.6, there are no options, warrants, agreements, arrangements or other rights relating to, or other securities exercisable or exchangeable for, any capital stock or other equity security of any Subsidiary of the

Company that either (i) obligates any Subsidiary of the Company to issue, sell, transfer, repurchase, redeem or otherwise acquire or vote any shares of capital stock of any Subsidiary of the Company, or (ii) restricts the transfer of the capital stock of any Subsidiary of the Company.

                  (b) The Whiteco Shares constitute all the issued and outstanding shares of capital stock of Whiteco. The Whiteco Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. On the Closing Date, immediately prior to the Closing (after giving effect to the Dividend), Whiteco, which, as of the date hereof, is a wholly-owned Subsidiary of the Company, will be a wholly-owned Subsidiary of Chancellor Mezzanine.

         Section 2.7. Pro Forma Financial Statements. Attached as Schedule 2.7 hereto are (i) the unaudited consolidated balance sheet of the Company as of March 31, 1999 (the "Pro Forma Balance Sheet"), which has been adjusted to give effect to the Preliminary Transactions, including any accruals for Taxes associated therewith, as if such transactions had been consummated on such date, and (ii) the unaudited consolidated statement of operations of the Company for the twelve-month period ended March 31, 1999, which has been adjusted to give effect to the Preliminary Transactions as if such transactions had been consummated on April 1, 1998 (the "Pro Forma Statement of Operations"). The Pro Forma Balance Sheet was prepared in accordance with the books and records of Chancellor LA and its Subsidiaries and fairly presents the assets and liabilities of the Company as of March 31, 1999, after giving effect to the Preliminary Transactions as if the Preliminary Transactions had been consummated on such date, and the Pro Forma Statement of Operations was prepared in accordance with the books and records of Chancellor LA and its Subsidiaries and fairly present the results of operations of the Company for the twelve-month period ended March 31, 1999, after giving effect to the Preliminary Transactions as if such transactions had been consummated on April 1, 1998, to the extent required by GAAP, subject to the notes and ancillary information included in such financial statements.

         Section 2.8. Contracts; No Defaults.

                  (a) Schedule 2.8 contains a listing of all Contracts described in clauses (i) through (xi) below to which the Company or any of its Subsidiaries is a party, other than any such Contract (A) which will be terminated at or prior to the Closing, or (B) as to which the Company and its Subsidiaries will have no further liability following the Closing. True, correct and complete copies of contracts referred to in clauses (i)-(xi) below have been delivered to or made available to Purchaser and its agents and representatives.

                           (i) Each Contract providing for the performance of services or the delivery of goods and/or materials by or to the Company or any of its Subsidiaries entered into outside the ordinary course of business of the Company and its Subsidiaries and which provides for consideration to be furnished to or by the Company or any of its Subsidiaries of value in excess of $150,000 in any one year;

                           (ii) Each note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

                           (iii) Each lease, rental or occupancy agreement involving aggregate payments in excess of $150,000 in any one year;

                           (iv) Each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of Intellectual Property (as hereinafter defined) other than customary employee, vendor and other non-disclosure agreements;

                           (v) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

                           (vi) Each joint venture agreement, partnership agreement, or limited liability company agreement;

                           (vii) Each material distribution, franchise, license, sales, commission, consulting or agency agreement for advertising to be provided to the Company or its Subsidiaries, excluding Advertising Contracts, providing for annual payments in excess of $150,000, which are not cancelable on thirty (30) calendar days' notice;

                           (viii) Each material option to buy any property, real or personal, or material options to sell any Owned Real Property or personal property;

                           (ix) Each Contract (except personal property leases and construction contracts) involving expenditures or liabilities in excess of $250,000, or otherwise material to the Business; and

                           (x) Each material Contract containing covenants limiting the freedom of the Company or its Subsidiaries to engage in the Business or compete with any Person other than in connection with any license agreements to which Chancellor LA is a party (other than provisions in any lease that limit the type of advertising messages or advertising that may be displayed on outdoor advertising structures or the types of advertisers);

                           (xi) Each written employment or severance agreement pertaining to the Business to which either the Company or any of its Affiliates is a party with any employee which may not be terminated at will, or by giving notice of thirty (30) calendar days or less, without cost or penalty.

                  (b) Except as set forth on Schedule 2.8, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or any of its Subsidiaries under the Contracts listed pursuant to paragraph (a) of this Section 2.8, or, to the best knowledge of the Company, any other party thereto.

                  (c) Except as set forth on Schedule 2.8, to the Company's knowledge, all of the Contracts set forth on Schedule 2.8 are valid and in full force and effect. The Company and its Subsidiaries have duly performed all of their material obligations under such Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under, such Contracts by the Company or its Subsidiaries, or, to the Company's knowledge, any other party has occurred, and neither the Company nor its Subsidiaries, nor, to the Company's knowledge, any other party has repudiated any provisions thereof. Since November 30, 1998, to the Company's knowledge, the Company and its Subsidiaries have performed, in all material respects, their obligations under the Advertising Contracts and agreements for Leased Real Property, to the extent those obligations to perform have accrued.

         Section 2.9. Intellectual Property. Schedule 2.9 lists each material patent, registered trademark, service mark or trade name or registered copyright and applications for any of the foregoing (collectively, "Intellectual Property"), held by the Company or any of its Subsidiaries and used in the operation of the Business. The Contracts listed on Schedule 2.8 include all material license or sublicense agreements entered into by the Company or any of its Subsidiaries in connection with the conduct of the Business with respect to any patent, trademark, service mark, logo, trade name or copyright to which the Company or any of its Subsidiaries is a party and which is material to the operation of the Business, as presently being conducted. Except as set forth on
Schedule 2.9, to the best knowledge of the Company, (i) the Company or one of its Subsidiaries has good title to, or has the right to use pursuant to license, sublicense, agreement or permission each such item of Intellectual Property owned or used by it, free and clear of any Liens other than Permitted Liens, and
(ii) there is no claim of infringement pending or threatened against the Company or any of its Subsidiaries relating to any item of Intellectual Property used in the operation of the Business, as presently conducted.

         Section 2.10. Owned Real Property.

                  (a) Schedule 2.10 lists all Owned Real Property. The Company or one of its Subsidiaries has (or at the Closing will have) good and marketable fee simple title to all Owned Real Property, subject only to any (i) Permitted Liens, (ii) Lien constituting a lease, sublease or occupancy agreement that gives any third party any right to occupy any portion of the Owned Real Property, and (iii) Lien reflected on any survey or in any title report made available to Purchaser prior to the date of this Agreement.

                  (b) Except as set forth on Schedule 2.10, there are no pending or, to the knowledge of Chancellor LA, threatened condemnation proceedings with respect to any portion of Owned Real Property, or litigation or administrative actions relating to any portion of Owned Real Property.

                  (c) All Owned Real Property and the improvements thereon are supplied with utilities and other services necessary for the operation of such facilities as currently operated.

         Section 2.11. Litigation and Proceedings. Except as set forth on
Schedule 2.11, there are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or to the knowledge of the Company, investigations, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries (a) in which the relief sought includes damages in excess of $100,000 in any individual case, (b) seeking as of the date hereof to delay, limit or enjoin the transactions contemplated by this Agreement, or (c) that would materially impair the ability of Chancellor Mezzanine, Chancellor LA, the Company or its Subsidiaries to perform their obligations hereunder. Except as set forth on Schedule 2.11, there is no unsatisfied judgment, order or decree requiring payment in excess of $100,000 or any open injunction binding upon the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency in any material matter.

         Section 2.12. Employee Benefit Plans.

                  (a) Definitions. The following terms, when used in this
Section 2.12, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                           (i) Employee Plans. "Employee Plans" shall mean all Multiemployer Plans, Pension Plans and Welfare Plans.

                           (ii) ERISA. "ERISA" shall mean the Employee
         Retirement Income Security Act of 1974, as amended.

                           (iii) Multiemployer Plan. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) to which the Company or any of its Subsidiaries maintains, administers, contributes or is required to contribute, and (B) which covers any employee or former employee of the Company or any of its Subsidiaries (with respect to their relationship with such entities).

                           (iv) PBGC. "PBGC" shall mean the Pension Benefits Guaranty Corporation.

                           (v) Pension Plan. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any of its Subsidiaries maintains, administers, contributes to or is required to contribute to, and (B) which covers any employee or former employee of the Company or any of its Subsidiaries (with respect to their relationship with such entities).

                           (vi) Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA,
         (A) which the Company or any of its Subsidiaries maintains, administers, contributes to or is required to contribute to, and

         (B) which covers any employee or former employee of the Company or any of its Subsidiaries (with respect to their relationship with such entities).

                  (b) Disclosure. Schedule 2.12 contains a complete list of Employee Plans.

                  (c) Representations. Chancellor LA represents and warrants as follows:

                           (i) Pension Plans

                                             (A) Except as set forth on Schedule
                  2.12, each Pension Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) has been determined by the Internal Revenue Service to be so qualified and tax-exempt or application for such determination has been made.

                                             (B) Except as set forth on Schedule
                  2.12, each Pension Plan and each related trust agreement, annuity contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

                                             (C) The Company does not sponsor,
                  and has not sponsored at any time during the five (5) year period ending on the Closing Date, a Pension Plan that is subject to Title IV of ERISA. None of the Company, nor any of its Subsidiaries has incurred any material liability, directly or indirectly, for breach of any provision of ERISA.

                                    (ii) Multiemployer Plans. None of the
         Company, Chancellor Mezzanine, Chancellor LA or any Subsidiary of any of the foregoing, has been a participating employer in, or has assumed any liabilities under, a Multiemployer Plan at any time during the five
         (5) year period ending on the Closing Date.

                                    (iii) Welfare Plans. Except as set forth on
         Schedule 2.12, each Welfare Plan is in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

         Section 2.13. Labor Relations. Schedule 2.13 contains a list of all collective bargaining agreements to which the Company or any of its Subsidiaries is a party and all written employment or severance agreements pertaining to the Business to which either the Company or any of its Affiliates is a party with respect to any employee, which may not be terminated at will, or by giving notice of thirty (30) calendar days or less, without cost or penalty, to employ or terminate executive officers or other personnel, or that will result in the payment by, or the creation of, any commitment or obligation (absolute or contingent) to pay on behalf of Purchaser, Chancellor Mezzanine, Chancellor LA, the Company or any Subsidiaries of the Company, any severance, termination, "golden parachute" or other similar payments as a result of the consummation of the transactions contemplated hereby. Chancellor LA has delivered or made available to Purchaser true, correct and complete copies of each such Contract, as amended to date. Except as set forth on Schedule 2.13, in the last twelve (12) months, neither the Company nor its Subsidiaries have experienced any attempt by organized labor or its representatives to make the Company or its Subsidiaries conform to demands of organized labor relating to its employees or enter into a binding agreement with organized labor that would cover the employees. Except as set forth on Schedule 2.13, there is no labor strike or labor disturbance pending or, to Chancellor LA's knowledge, threatened against the Company or its Subsidiaries, and in the past three (3) years the Company and its Subsidiaries have not experienced a work stoppage or other labor difficulty. The Company and its Subsidiaries are in material compliance with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and, to Chancellor LA's knowledge, neither the Company nor its Subsidiaries has engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or its Subsidiaries pending, or to the knowledge of Chancellor LA, threatened before the National Labor Relations Board or any other domestic or foreign government agency arising out of the conduct of the business of the Company or its Subsidiaries.

         Section 2.14. Legal Compliance. Except with respect to matters set forth on Schedule 2.14, and compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 2.15), the Company and each of its Subsidiaries is in compliance with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable thereto, except where such instances of noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         Section 2.15. Environmental Matters. Except as set forth on Schedule 2.15, (i) the Company and each of its Subsidiaries is in compliance with all Environmental Laws, except where such instances of noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has any liability under any Environmental Law which is material to the business, operations or financial condition of the Company and its Subsidiaries, (iii) no notices of any violation or alleged violation of any Environmental Law relating to the operations or properties of the Company or any of its Subsidiaries have been received by the Company or any of its Subsidiaries, (iv) to the knowledge of Chancellor LA, there are no circumstances, based on currently available information, that are reasonably likely to prevent such compliance, except where such instances would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, (v) to the knowledge of Chancellor LA, there are no underground storage tanks, above-ground storage tanks, or polychlorinated biphenyls located on, in or under Owned Real Property or real property leased by the Company or its Subsidiaries, except in compliance with Environmental Laws, except where such instances would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, and (vi) no hazardous substances, wastes or materials, as defined by Environmental Laws, have been stored, released, recycled or disposed of, on, under or at any such property such that the property is currently subject to a lawful order by a Governmental Authority that requires remediation of such property, except where such instances would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries.

         Section 2.16. Taxes. Except as set forth on Schedule 2.16:

                  (a) The Company and each of its Subsidiaries have timely filed all income Tax Returns required to be filed by it (subject to any applicable extensions). Each Affiliated Group with which the Company or its Subsidiaries files a consolidated, combined or unitary Tax Return has timely filed all such income Tax Returns that it was required to file (subject to any applicable extensions) for each taxable period during which the Company or its Subsidiaries was a member of the group;

                  (b) Each of the Company and its Subsidiaries has duly paid in full (or there has been paid on its behalf) or will have established (or there will have been established on its behalf) an adequate reserve on the Closing Balance Sheet for all Taxes that are payable or may become payable by the Company or its Subsidiaries (i) in respect of any taxable period ending on or before the Closing Date and (y) for any taxable period that begins before the Closing Date and ends thereafter, to the extent such Taxes are attributable to the portion of such period ending on the Closing Date under the terms of Section 6.4(b);

                  (c) The Company and each Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over on or before the Closing Date, and complied with all information reporting and backup withholding requirements required to be complied with on or before the Closing Date, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employer, creditor, independent contractor or other third party. There are no Liens on any of the assets of the Company or any of its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes being contested in good faith through appropriate proceedings and for which reserves have been or will be established on the Closing Balance Sheet in accordance with GAAP;

                  (d) None of the Company or any of its Subsidiaries has waived any law or regulation fixing, or consenting to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. None of Chancellor Mezzanine, Chancellor LA or any of their stockholders has waived any law or regulation fixing, or consenting to the extension of, any period of time for assessment of any Taxes of the Company or any of the Subsidiaries which waiver or consent is currently in effect. There is no pending examination or proceeding by any authority or agency with respect to the Company or any Subsidiary relating to the assessment or collection of Taxes;

                  (e) There will not be as of the Closing Date any outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to the Company or its Subsidiaries under Treasury Regulation Section 1.1502-13. As of the Closing Date, neither the Company nor any of its Subsidiaries will have any obligation or will have any obligation that could arise under any Tax sharing agreement between it and another entity; and

                  (f) None of the Company, any of its Subsidiaries or any stockholders of the Company has made or will become obligated to make, as a result of the sale of the Company Shares or the Whiteco Shares, any payments that would be nondeductible by the Company or its Subsidiaries (in whole or in part) pursuant to Section 280G of the Code.

         Section 2.17. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Purchaser contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of Chancellor Mezzanine or Chancellor LA with respect to each of such parties' execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act, or (ii) as otherwise disclosed in Schedule 2.17.

         Section 2.18. Interest in Competitors, Suppliers, and Customers. Except as set forth on Schedule 2.18 attached hereto, to the knowledge of Chancellor LA, no stockholder, officer, or director of Chancellor Media Corporation or any Affiliate of any such stockholder, officer, or director has any ownership interest in any competitor, supplier, or customer of the Company or any property used in the operation of the Business.

         Section 2.19. Insurance. All material assets and properties of the Company and its Subsidiaries are covered by valid and currently effective insurance policies or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses similar to that of the Company and its Subsidiaries.

         Section 2.20. Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates, except for any arrangement with Morgan Stanley Dean Witter & Co. or Greenhill & Co., LLC, for which Chancellor LA shall be solely responsible.

         Section 2.21. Events Subsequent to March 31, 1999. Except as set forth on Schedule 2.21, from March 31, 1999 to the date hereof, there has not occurred any material adverse change in the business, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole.

         Section 2.22. Chancellor Mezzanine Securities Act Representations.

                  (a) Chancellor Mezzanine is acquiring the Lamar Mezzanine Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Chancellor Mezzanine does not have any present intention of selling, granting any participation in, or otherwise distributing the Lamar Mezzanine Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Other than the possible contribution of the Lamar Mezzanine Shares to a Subsidiary, Chancellor Mezzanine does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Lamar Mezzanine Shares.

                  (b) Chancellor Mezzanine acknowledges that the issuance of the Lamar Mezzanine Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Purchaser Parent that the issuance of the Lamar Mezzanine Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Chancellor Mezzanine acknowledges that the availability of such exemptions is predicated in part on Chancellor Mezzanine's representations set forth in this
Section 2.22 and that Purchaser Parent is relying on such representations.

                  (c) Chancellor Mezzanine has received all the information it considers necessary or appropriate for deciding whether to accept the Lamar Mezzanine Shares. Chancellor Mezzanine has had an opportunity to ask questions of and to receive answers from Purchaser and Purchaser Parent regarding the terms and conditions of the issuance of the Lamar Mezzanine Shares and the business, properties, financial condition and prospects of Purchaser and Purchaser Parent and to obtain additional information (to the extent Purchaser or Purchaser Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Chancellor Mezzanine or to which Chancellor Mezzanine had access.

                  (d) Chancellor Mezzanine acknowledges that it is able to bear the economic risk of the investment in the Lamar Mezzanine Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Lamar Mezzanine Shares.

                  (e) Chancellor Mezzanine is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) Chancellor Mezzanine acknowledges that the Lamar Mezzanine Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering the Lamar Mezzanine Shares or an available exemption from registration under the Securities Act, the Lamar Mezzanine Shares must be held indefinitely. Chancellor Mezzanine further acknowledges that the Lamar Mezzanine Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                  (g) Chancellor Mezzanine acknowledges that each certificate representing any of the Lamar Mezzanine Shares will be endorsed with a legend substantially similar to the following:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE

         ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

         Section 2.23. Chancellor LA Securities Act Representations.

                  (a) Chancellor LA is acquiring the Lamar LA Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Chancellor LA does not have any present intention of selling, granting any participation in, or otherwise distributing the Lamar LA Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Chancellor LA does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Lamar LA Shares.

                  (b) Chancellor LA acknowledges that the issuance of the Lamar LA Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Purchaser Parent that the issuance of the Lamar LA Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Chancellor LA acknowledges that the availability of such exemptions is predicated in part on Chancellor LA's representations set forth in this Section
2.23 and that Purchaser Parent is relying on such representations.

                  (c) Chancellor LA has received all the information it considers necessary or appropriate for deciding whether to accept the Lamar LA Shares. Chancellor LA has had an opportunity to ask questions of and to receive answers from Purchaser and Purchaser Parent regarding the terms and conditions of the issuance of the Lamar LA Shares and the business, properties, financial condition and prospects of Purchaser and Purchaser Parent and to obtain additional information (to the extent Purchaser or Purchaser Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Chancellor LA or to which Chancellor LA had access.

                  (d) Chancellor LA acknowledges that it is able to bear the economic risk of the investment in the Lamar LA Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Lamar LA Shares.

                  (e) Chancellor LA is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) Chancellor LA acknowledges that the Lamar LA Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering the Lamar LA Shares or an available exemption from registration under the Securities

Act, the Lamar LA Shares must be held indefinitely. Chancellor LA further acknowledges that the Lamar LA Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                  (g) Chancellor LA acknowledges that each certificate representing any of the Lamar LA Shares will be endorsed with a legend substantially similar to the following:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

         Section 2.24. Divesture Assets. Chancellor LA has effected the sale or other disposal of the outdoor advertising assets mandated by the United States Department of Justice pursuant to the Final Judgments, as more particularly described on Annex A hereto (the "Divestiture Assets").

         Section 2.25. Necessary Lender Approvals. Chancellor LA has received all necessary approvals and consents from its senior Lenders to the consummation of the transactions contemplated hereby, including, without limitation, the Dividend and releases from any and all applicable Liens created by such Lenders and releases from any and all guarantees of each of the Company and its Subsidiaries, in each case, effective as of the Closing, a copy of which approval and consent has been delivered to Purchaser.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                        OF PURCHASER AND PURCHASER PARENT

                  Purchaser and Purchaser Parent, jointly and severally, represent and warrant to each Seller that, as of the date of this Agreement:

         Section 3.1. Corporate Organization and Authority of Purchaser and Purchaser Parent.

                  (a) Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Purchaser and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding agreement of each Seller, constitutes a legally valid and binding obligation of

Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b) Purchaser Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Purchaser Parent, and except for the consent of the stockholders of Purchaser Parent provided in Section 5.5 hereof, no other corporate proceeding on the part of Purchaser Parent is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser Parent and, assuming this Agreement constitutes a valid and binding agreement of each Seller, constitutes a legally valid and binding obligation of Purchaser Parent , enforceable against Purchaser Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         Section 3.2. No Conflict. The execution and delivery of this Agreement by each of Purchaser and Purchaser Parent and the consummation of the transactions contemplated hereby does not and will not violate any provision of, or result in the breach of: (a) any applicable law, rule or regulation of any Governmental Authority, or any agreement, indenture or other instrument to which such entity is a party or by which such entity may be bound, or of any order, judgment or decree applicable to such entity, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien, charge or encumbrance upon any of the properties or assets of Purchaser or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a Lien; or (b) the Certificate of Incorporation, Bylaws, or other organizational documents of such entity.

         Section 3.3. Litigation and Proceedings. Except as disclosed in the Purchaser SEC Documents or the Purchaser Parent SEC Documents, there are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or, to the knowledge of Purchaser or Purchaser Parent, investigations, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of Purchaser or Purchaser Parent, threatened, against Purchaser, Purchaser Parent or any of their Affiliates which, if determined adversely, could reasonably be expected to have a material adverse effect on (a) the ability of each of Purchaser and Purchaser Parent to enter into and perform its obligations under this Agreement, or (b) the business, financial condition or results of operations of Purchaser or Purchaser Parent. There is no unsatisfied judgment, order or decree or any open injunction binding upon Purchaser or Purchaser Parent or any of their Affiliates which could reasonably be expected to have a material adverse effect on the ability of each of Purchaser and Purchaser Parent to enter into and perform its obligations under this Agreement.

         Section 3.4. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of each Seller contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required on the part of Purchaser or Purchaser Parent with respect to Purchaser's and Purchaser Parent's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act or (ii) the preparation and filing of a proxy or information statement of Purchaser Parent with the Securities and Exchange Commission (the "SEC") pursuant to Section 5.5.

         Section 3.5. Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser, Purchaser Parent or any of their Affiliates.

         Section 3.6. Capital Structure of Purchaser Parent and Purchaser.

                  (a) The authorized capital stock of Purchaser Parent consists of (i) 125,000,000 shares of Purchaser Parent Class A Common Stock, (ii) 37,500,000 shares of Class B Common Stock, par value $0.001 per share (the "Purchaser Parent Class B Common Stock"), of Purchaser Parent, (iii) 10,000 shares of Class A Preferred Stock, $638.00 par value per share (the "Purchaser Parent Class A Preferred Stock"), of Purchaser Parent, and (iv) 1,000,000 shares of Preferred Stock, $0.001 par value per share (the "Purchaser Parent Preferred Stock"), of Purchaser Parent. At the close of business on August 4, 1999 (a) 43,568,340 shares of Purchaser Parent Class A Common Stock were issued and outstanding, (b) no more than 1,000,000 shares of Purchaser Parent Class A Common Stock were reserved for issuance pursuant to outstanding options (the "Purchaser Parent Stock Options") to purchase shares of Purchaser Parent Class A Common Stock granted under Purchaser Parent's 1996 Equity Incentive Plan, (c) 17,700,000 shares of Purchaser Parent Class A Common Stock were reserved for issuance upon conversion of outstanding shares of Purchaser Parent Class B Common Stock, (d) 17,699,997 shares of Purchaser Parent Class B Common Stock were issued and outstanding, (e) 5,719.49 shares of Purchaser Parent Class A Preferred Stock were issued and outstanding, and (f) no shares of Purchaser Parent Class A Common Stock, Purchaser Parent Class B Common Stock, Purchaser Parent Class A Preferred Stock or Purchaser Parent Preferred Stock were held as treasury shares by Purchaser Parent or any Subsidiary of Purchaser Parent. Except as set forth above, at the close of business on August 4, 1999, no shares of capital stock or other equity securities of Purchaser Parent were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Purchaser Parent are, and all shares which may be issued (1) upon the exercise of outstanding Purchaser Parent Stock Options, or (2) to Chancellor Mezzanine and Chancellor LA pursuant to the terms of this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Purchaser Parent or any Subsidiary of Purchaser Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Purchaser Parent or any Subsidiary of Purchaser Parent may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each Subsidiary of Purchaser Parent have been validly issued and are fully paid and nonassessable and are owned by Purchaser Parent, by one or more wholly-owned subsidiaries of Purchaser Parent or by Purchaser Parent and one or more such wholly-owned subsidiaries, free and clear of all Liens. Except as set forth above, or except as set forth in Purchaser Parent SEC Documents (as defined in Section 3.7), neither Purchaser Parent nor any Subsidiary of Purchaser Parent has any outstanding option, warrant, agreement, arrangement or other rights, relating to the capital stock of Purchaser Parent or any Subsidiary of Purchaser Parent that either (x) obligates Purchaser Parent or any Subsidiary of Purchaser Parent to issue, sell or transfer, repurchase, redeem, purchase, register for sale or otherwise acquire or vote any shares of the capital stock or other equity securities of Purchaser Parent or any of its Subsidiaries or (y) restricts the transfer of the Purchaser Parent Class A Common Stock. From the close of business on August 4, 1999, neither Purchaser Parent nor any Subsidiary of Purchaser Parent has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than any issuances of shares of Purchaser Parent Class A Common Stock pursuant to the exercise of Purchaser Parent Stock Options outstanding on the date hereof.

                  (b) The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.01 per share (the "Purchaser Common Stock"). As of the date hereof, 100 shares of Purchaser Common Stock were issued and outstanding. All outstanding shares of capital stock of Purchaser are owned beneficially and of record by Purchaser Parent and are duly authorized, validly owned, fully paid and nonassessable and not subject to preemptive rights. Section

         3.7. SEC Documents; Financial Statements. (i) Each of Purchaser and Purchaser Parent has filed with the SEC all required reports, schedules, forms, statements and other documents since, with respect to Purchaser, Purchaser's initial public offering and, with respect to Purchaser Parent, the Restructuring (such reports, schedules, forms, statements and any other documents filed with the SEC and publicly available prior to the date of this Agreement are hereinafter referred to as the "Purchaser SEC Documents" and the "Purchaser Parent SEC Documents," respectively); (ii) as of their respective dates, the Purchaser SEC Documents and the Purchaser Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents and such Purchaser Parent SEC Documents, and none of the Purchaser SEC Documents or the Purchaser Parent SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of (a) Purchaser and its predecessors included in the Purchaser SEC Documents and (b) Purchaser Parent and its predecessors included in the Purchaser Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Purchaser and Purchaser Parent, as the case may be, and their respective consolidated Subsidiaries (or predecessors and their respective consolidated Subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         Section 3.8. Legal Compliance. Except with respect to matters disclosed in the Purchaser SEC Documents or the Purchaser Parent SEC Documents, Purchaser Parent and each of its Subsidiaries (including, without limitation, Purchaser) is in compliance with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable thereto, except where such instances of noncompliance would not have a material adverse effect on the business, operations or financial condition of Purchaser Parent and its Subsidiaries, taken as a whole.

         Section 3.9. Interest in Competitors, Suppliers and Customers. Except as set forth on Schedule 3.9, to the knowledge of Purchaser or Purchaser Parent, no stockholder, officer, or director of Purchaser or Purchaser Parent or any Affiliate of any such stockholder, officer or director has any ownership interest in any competitor, supplier, or customer of Purchaser or any property used in the operation of the business of Purchaser or Purchaser Parent.

         Section 3.10. State Takeover Statutes. The Board of Directors of each of Purchaser and Purchaser Parent has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement and such approval is sufficient to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the acquisition of the Lamar Shares and the other transactions contemplated by this Agreement. To the knowledge of Purchaser or Purchaser Parent, no other state takeover statute or similar statute or regulation applies or purports to apply to the acquisition of the Lamar Shares to be issued pursuant to this Agreement or any of the transactions contemplated hereby.

         Section 3.11. Subsequent Events.

                  (a) From March 31, 1999 to the date hereof, there has not occurred any material adverse change in the business, financial condition or results of operations of Purchaser.

                  (b) From the date of incorporation of Purchaser Parent to the date hereof, there has not occurred any material adverse change in the business, financial condition or results of operations of Purchaser Parent.

         Section 3.12. Securities Act Representations.

                  (a) Purchaser is acquiring the Company Shares and the Whiteco Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Other than the possible contribution of the Company Shares or the Whiteco Shares to a Subsidiary, Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing any of the Company Shares or the Whiteco Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Company Shares or the Whiteco Shares.

                  (b) Purchaser acknowledges neither the sale of the Company Shares nor the Whiteco Shares will be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by either Seller that the sale of the Company Shares and the Whiteco Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Purchaser acknowledges that the availability of such exemptions is predicated in part on Purchaser's representations set forth in this Section
3.12 and that each Seller is relying on such representations.

                  (c) Purchaser has received all the information it considers necessary or appropriate for deciding whether to accept the Company Shares and the Whiteco Shares. Purchaser has had an opportunity to ask questions of and to receive answers from each Seller regarding the terms and conditions of the sale of the Company Shares and the Whiteco Shares and the business, properties, financial condition and prospects of each Seller and to obtain additional information (to the extent either Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

                  (d) Purchaser acknowledges that it is able to bear the economic risk of the investment in the Company Shares and the Whiteco Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Company Shares and the Whiteco Shares.

                  (e) Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) Purchaser acknowledges that neither the Company Shares nor the Whiteco Shares may be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Shares or an available exemption from registration under the Securities Act, the Company Shares and the Whiteco Shares must be held indefinitely. Purchaser further acknowledges that the neither the Company Shares nor the Whiteco Shares may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

         Section 3.13. Commitment Letters. Purchaser has delivered to Chancellor LA a letter of its lenders committing to fund no less than Seven Hundred Million Dollars ($700,000,000) at Closing specifically for the transactions contemplated by this Agreement (the "Commitment Letter"). Such Commitment Letter contains no conditions to the funding of such amounts, other than those which are customary for transactions of the type contemplated hereunder. The Commitment Letter shall remain in full force and effect until the date on which Definitive Documentation (as defined in Section 5.6(a)) has been executed, is binding and has been delivered to Chancellor LA.

                                   ARTICLE 4.
                       COVENANTS AND AGREEMENTS OF SELLERS

         Section 4.1. Preliminary Transactions. Prior to or concurrent with the Closing, Chancellor LA shall cause the Company and its Subsidiaries to effect, or cause to be effected, the acquisition of outdoor advertising assets pursuant to the Compromise Settlement Agreement and Mutual Release between the Company, Chancellor Media Corporation, Randy Burkett and Jeffrey Burkett, dated May 5, 1999, and the Asset Purchase Agreement between Whiteco and Randy Burkett, dated May 5, 1999, all as more particularly described on Annex B hereto (the "Burkett Assets"). The transactions contemplated by (i) the sale or other disposal of the Divestiture Assets and (ii) the acquisition of the Burkett Assets shall be referred to herein, collectively, as the "Preliminary Transactions."

         Section 4.2. Conduct of Business. From the date hereof through the Closing, Chancellor LA shall use commercially reasonable efforts to cause the Company and each of its Subsidiaries, except as may be necessary to effect the Preliminary Transactions and except as otherwise contemplated by this Agreement or as consented to by Purchaser or Purchase Parent in writing (which consent will not be unreasonably withheld), to operate its business in the ordinary course and substantially in accordance with past practice and use commercially reasonable efforts not to take any action inconsistent with this Agreement. Without limiting the generality of the foregoing, unless consented to by Purchaser or Purchaser Parent in writing (which consent shall not be unreasonably withheld), Chancellor LA shall cause the Company and each of its Subsidiaries not to, except as contemplated by this Agreement:

                  (a) change or amend its Certificate of Incorporation, Bylaws or other organizational documents, except as otherwise required by law;

                  (b) (i) enter into, extend, materially modify, terminate or renew any Contract of a type required to be listed on Schedule 2.8, except in the ordinary course of business, or (ii) settle or otherwise resolve any financial issue, claim or adjustment under any such Contract;

                  (c) sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties, except in the ordinary course of business;

                  (d) except as otherwise required by law, take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to policies or agreements of the Company or any of its Subsidiaries in effect on the date hereof) which will become due and payable from the Company or any of its Subsidiaries on or after the Closing Date; make any change in the key management structure of the Company or any of its Subsidiaries, including, without limitation, the hiring of additional officers or the terminations of existing officers, other than in the ordinary course of business;

                  (e) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

                  (f) make any material loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

                  (g) amend any Employee Plan or increase the salary of any management Employee, except in the ordinary course of business;

                  (h) alter in any material respect the past practices of the Company or its Subsidiaries with respect to the collection of receivables or payment of payables; or

                  (i) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder; provided, however, that none of the foregoing shall restrict or prohibit the consummation of the Dividend.

         Section 4.3. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to any Seller, the Company or any Subsidiary of the Company by third parties that may be in the possession of any Seller or the Company from time to time, Chancellor LA shall afford to Purchaser, Purchaser Parent and their accountants, counsel and other representatives reasonable access, during normal business hours, to the properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as they may reasonably request.

         Section 4.4. HSR Act.

                  (a) In connection with the transactions contemplated by this Agreement, each Seller (and, to the extent required, its Affiliates) shall comply promptly with the notification and reporting requirements of the HSR Act and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act. Each Seller shall promptly comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authority.

                  (b) Neither the Company nor any of its Subsidiaries shall acquire any outdoor advertising assets in any county in which the (i) Company or its Subsidiaries and (ii) Purchaser or its Affiliates, own a material number of outdoor advertising assets. For purposes of this Section 4.4(b), "a material number of outdoor advertising assets" shall mean a significant number of outdoor advertising assets in a county, given the total number of outdoor advertising assets in that county.

         Section 4.5. No Solicitations. From the date hereof through the Closing, each Seller shall not, and shall not knowingly permit its Affiliates, officers, directors, employees, representatives and agents to, directly or indirectly, encourage, solicit, participate in, initiate or conduct discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Purchaser, Purchaser Parent or any of their Affiliates) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any Subsidiary or division of the Company.

         Section 4.6. No Solicitation or Hiring. For a period of five (5) years following the Closing, each Seller shall not, directly or indirectly, hire or offer employment to any employee of the Business whose employment is continued by Purchaser after the Closing Date, unless (a) Purchaser or Purchase Parent first terminates the employment of such employee or gives its prior written consent to such employment or offer of employment, (b) such employee contacts a Seller regarding employment opportunities, (c) such employee responds to any general solicitation by any Seller for employment by such Seller, or (d) the employment of such employee by Purchaser or Purchase Parent has been terminated.

         Section 4.7. Registration Rights Agreement and Stockholders Agreement. Each of Chancellor Mezzanine and Chancellor LA shall, on the Closing Date, execute and deliver to Purchaser Parent each of the Registration Rights Agreement and the Stockholders Agreement.

         Section 4.8. Requests for Information. Each Seller shall cooperate with Purchaser Parent in Purchaser Parent's preparation and filing with the SEC of a preliminary proxy or information statement, as applicable, as provided in
Section 5.5, including providing Purchaser Parent with such information about such Seller, the Company and its Subsidiaries, for use in connection with any such preliminary proxy or information statement as Purchaser Parent may reasonably request. The information so provided by each Seller shall not contain any untrue statement or alleged untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make such statements not misleading, but only to the extent that such untrue statement or omission is contained in any written information so furnished by such Seller specifically for inclusion in such preliminary proxy or information statement.

         Section 4.9. Payment of Certain Employee Obligations. From and after the Closing Date, Chancellor LA shall pay any severance obligations and any payments to enforce non-competition provisions (whether such payments are voluntary or not), arising pursuant to the contracts set forth on Schedule 4.9.

                                   ARTICLE 5.
           COVENANTS AND AGREEMENTS OF PURCHASER AND PURCHASER PARENT

         Section 5.1. HSR Act.

                  (a) In connection with the transactions contemplated by this Agreement, Purchaser and Purchaser Parent (and, to the extent required, their Affiliates) shall comply promptly with the notification and reporting requirements of the HSR Act and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act. Purchaser and Purchaser Parent shall comply promptly with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authorities.

                  (b) In connection with the transactions contemplated hereby, Purchaser and Purchaser Parent shall take any and all steps needed to cause the transactions contemplated by this Agreement and the Ancillary Agreements to be consummated at the earliest practicable time, and no later than November 30, 1999.

                  (c) Neither Purchaser nor Purchaser Parent shall, nor shall any of their Affiliates, agents or representatives, take, or fail to take, any action which is intended, or is reasonably likely, to impede, hinder or delay approval of the transactions contemplated by this Agreement by the Antitrust Authorities.

                  (d) No Seller need give Purchaser or Purchaser Parent prior notice or any opportunity to cure a breach of this Section 5.1 prior to the exercise by any Seller of its right to terminate this Agreement in the event of such breach by Purchaser or Purchaser Parent, in accordance with Section 8.1.

         Section 5.2. No Use of "Chancellor" Name. Promptly following the Closing, each of Purchaser and Purchaser Parent shall take all necessary action to cause the name of the Company and its Subsidiaries to be changed to a name specified in a writing and delivered to Sellers by Purchaser and Purchaser Parent at least ten (10) Business Days prior to the Closing. Following the Closing, Purchaser, Purchaser Parent the Company and its Subsidiaries shall have no rights to the name "Chancellor" or any variant thereof or any trademark, service mark, trade dress, logo or trade name including the name "Chancellor" or any name similar to it. Following the Closing, each of Purchaser and Purchaser Parent shall cause the Company and each Affiliate of Purchaser and Purchaser Parent to refrain from making any use of the name "Chancellor" or any variant thereof or any trademark, service mark, trade dress, logo or trade name including the name "Chancellor" or any name similar to it within a commercially reasonable period of time.

         Section 5.3. Investigation; Purchaser and Purchaser Parent Acknowledgment.

                  (a) As of the date hereof, each of Purchaser and Purchaser Parent acknowledges and agrees that (i) it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company, its Subsidiaries and the Business, (ii) in the course of such inquiry, neither Purchaser nor Purchaser Parent has become aware of any facts which would cause or constitute a breach of any representation or warranty of either Seller set forth herein, and (iii) it has been furnished with or given adequate access to such information about the Company, its Subsidiaries and the Business as it has requested.

                  (b) In connection with Purchaser's and Purchaser Parent's investigation of the Company, its Subsidiaries and the Business, each of Purchaser and Purchaser Parent has received from Chancellor LA certain projections, forecasts, plans and budget information concerning the Company, its Subsidiaries and the Business. Each of Purchaser and Purchaser Parent acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets; that each of Purchaser and Purchaser Parent is familiar with such uncertainties; each of Purchaser and Purchaser Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it; and that neither Purchaser nor Purchaser Parent will assert any claim against either Seller or any of either Seller's directors, officers, employees, agents, stockholders,

Affiliates, consultants, counsel, accountants, or representatives, or hold such Seller or any such persons liable, with respect thereto.

                  (c) Each of Purchaser and Purchaser Parent acknowledges that no Seller makes any representations or warranties concerning the Company, its Subsidiaries, their respective assets or the Business, other than as expressly set forth in Article 2 hereof, and that each Seller expressly disclaims all other representations and warranties, including, without limitation, any warranty of merchantability or fitness for a particular purpose.

         Section 5.4. No Solicitations or Hiring. Prior to Closing, without the prior consent of Chancellor LA, each of Purchaser and Purchaser Parent shall not, and shall not knowingly permit its Affiliates, officers, directors, employees, representatives and agents to, directly or indirectly, hire, offer, participate in, or initiate negotiations concerning, employment to or with any employee of the Company or any of its Subsidiaries.

         Section 5.5. Stockholder Consent.

                  (a) As soon as practicable following the date of this Agreement, Purchaser Parent shall prepare and file with the SEC a preliminary proxy or information statement, as applicable, with respect to its proposal to issue the Lamar Shares and shall use its best efforts to cause the proxy or information statement to be mailed to Purchaser Parent 's stockholders as promptly as practicable after the review process at the SEC has been completed.

                  (b) Purchaser Parent agrees and represents and warrants that the proxy or information statement will not, at the date it is first mailed to Purchaser Parent's stockholders or at the time of the Purchaser Parent's stockholders meeting, if any, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading except for information provided to Purchaser Parent by any Seller, for inclusion therein, as to which Purchaser Parent makes no such representation or warranty. Purchaser Parent agrees that the proxy or information statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) Purchaser Parent agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders or obtain the written consent of its stockholders for the approval of the issuance of the Lamar Shares. Purchaser Parent will use its best efforts to obtain the approval of its stockholders as soon as practicable after the date hereof.

         Section 5.6. Definitive Documentation.

                  (a) Purchaser will deliver to Chancellor LA, on or prior to August 14, 1999, definitive agreements (which have been executed and delivered by the applicable parties and which are binding), reflecting the commitment by equity and/or senior debt sources reasonably satisfactory to Chancellor LA to provide funding to Purchaser at or prior to Closing in an aggregate amount equal to at least $700,000,000 (the "Definitive Documentation"). The Definitive Documentation shall contain no conditions to the funding of such amounts, other than those which are customary for transactions of the type contemplated hereunder. The Definitive Documentation must remain in full force and effect until the Closing.

                  (b) Concurrently with the delivery of the Definitive Documentation, an executive officer of Purchaser will certify to Sellers, in writing, that (i) Purchaser currently is meeting the covenants under its existing lending facility and other existing instruments of indebtedness, and
(ii) Purchaser has no reason to believe that it will be unable to meet the covenants set forth under the Definitive Documentation.

                  (c) If the Purchaser fails to deliver the Definitive Documentation and the Certificate provided for in Section 5.6(b) by August 14, 1999, then Sellers shall have the right, by delivery of written notice to Purchaser within the five (5) calendar days following August 14, 1999, to elect to terminate this Agreement. In the event of termination by Sellers pursuant to this Section 5.6(c), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or their respective Affiliates, officers, directors or stockholders.

         Section 5.7. Conduct of Business. From the date hereof through the Closing, each of Purchaser and Purchaser Parent shall use commercially reasonable efforts to operate its business in the ordinary course and substantially in accordance with past practice and use commercially reasonable efforts not to take any action inconsistent with this Agreement. Without limiting the generality of the foregoing, unless consented to by Sellers in writing, neither Purchaser nor Purchaser Parent shall:

                  (a) change or amend its certificate of incorporation, bylaws or other organizational documents, except as otherwise required by law; or

                  (b) take any action that would be prohibited by Article IV the Stockholders Agreement if such agreement were in effect.

         Section 5.8. Registration Rights Agreement and Stockholders Agreement. Purchaser Parent shall, on the Closing Date, execute and deliver to Sellers the Registration Rights Agreement. Each of Purchaser Parent and Reilly Family Limited Partnership, a Louisiana limited partnership and a stockholder of Purchaser Parent ("RFLP"), shall, on the Closing Date, execute and deliver to Sellers the Stockholders Agreement.

         Section 5.9. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Purchaser or Purchaser Parent by third parties that may be in the possession of Purchaser or Purchaser Parent from time to time, each of Purchaser and Purchaser Parent shall afford to Sellers and their accountants, counsel and other representatives reasonable access, during normal business hours, to the properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of the

Purchaser and Purchaser Parent, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Purchaser and Purchaser Parent as they may reasonably request.

                                   ARTICLE 6.
                         JOINT COVENANTS AND AGREEMENTS

         Section 6.1. Confidentiality.

                  (a) Except for any governmental filings required in order to complete the transactions contemplated herein and as Sellers, Purchaser and Purchaser Parent may otherwise agree or consent in writing, all information received by Purchaser, Purchaser Parent and Sellers and their respective representatives in contemplation, or pursuant to the terms, of this Agreement shall be kept in confidence by the receiving party and its representatives; provided, however, that any party hereto may disclose such information to (i) its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives, and (ii) such third parties as are reasonably necessary to negotiate or consummate the sale or other disposition by Purchaser or Purchaser Parent of assets or lines of business of the Company or any of its Subsidiaries pursuant to a request or governmental order by any Antitrust Authority, so long as such Persons agree to maintain the confidentiality of such information in accordance with this Section 6.1. If the transactions contemplated hereby shall fail to be consummated, all copies of documents or extracts thereof containing information and data as to one of the other parties, including all information prepared by the receiving party's representatives may be destroyed at the option of the receiving party, with notice of such destruction (or return) to be confirmed in writing to the disclosing party. Any information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement) until the fifth (5th) anniversary of the Closing Date.

                  (b) The foregoing confidentiality provisions shall not apply to such portions of the information received which (i) are or become generally available to the public through no action by the receiving party or by such party's representatives, (ii) are or become available to the receiving party on a nonconfidential basis from a source, other than the disclosing party or its representatives, which the receiving party believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual legal or fiduciary obligation, or (iii) are required by law to be disclosed, and shall not apply to any disclosure by Purchaser or Purchaser Parent after the Closing of any information disclosed by the Company.

         Section 6.2. Support of Transaction. Purchaser, Purchaser Parent and each Seller shall each (i) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions contemplated hereby, (ii) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Purchaser, Purchaser Parent, either Seller, or their respective Affiliates are required to obtain in order to consummate the transactions contemplated hereby, (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article 7 or otherwise to comply with this Agreement, and (iv) provide the other parties, and such other parties employees, officers, accountants, lawyers, financial advisors and other representatives with access to its personnel, properties, business and records under all reasonable circumstances.

         Section 6.3. [Intentionally Left Blank].

         Section 6.4. Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and Purchaser Parent, on the one hand, and Sellers, on the other hand, for certain Tax matters following the Closing Date:

                  (a) Chancellor LA shall prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns for the Company and its Subsidiaries that relate to tax periods that end on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practices. Purchaser shall prepare and file (or cause to be prepared and filed) in a timely manner all other Tax Returns for the Company and any of its Subsidiaries. All Tax Returns prepared by the Purchaser for any Straddle Period shall be prepared in a manner consistent with past practices.

                  (b) In order to apportion any Taxes that relate to a Straddle Period, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of the Company and of its Subsidiaries, and such period shall be treated as a "Short Period" and a "Pre-Closing Period" for purposes of this Agreement. In any case where applicable law does not permit the Closing Date to be treated as the last day of a Short Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operation of the Company or any of its Subsidiaries for the "Pre-Closing Partial Period" (as defined below) shall be (i) in the case of Taxes that are not based on income gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Partial Period and the denominator of which is the number of days in the entire period in question and (ii) in the case of any Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the Straddle Period, if such Straddle Period were a Short Period. "Pre-Closing Partial Period" means with respect to any Taxes imposed on the Company or any of its Subsidiaries for which the Closing Date is not the last day of the Short Period, the period of time beginning on the first day of the actual taxable period that includes (but does not end on) the Closing Date and ending on and including the Closing Date.

                  (c) Each of Purchaser and Purchaser Parent covenants that it will not, and it will not cause or permit the Company, the Company's Subsidiaries or any Affiliate of the Purchaser or Purchaser Parent to, (i) take any action on the Closing Date other than in the ordinary course of business, including, but not limited to, the distribution of any dividend or the effectuation of any redemption that could give rise to any Tax liability of any Seller or any of their Affiliates, (ii) make any election or deemed election under Section 338 of the Code (or any analogous or similar rules in any relevant tax jurisdiction), or (iii) make or change any tax election, amend any Tax Return, take any action, omit to take any action or enter into any transaction, in each case, that results in any increased Tax liability, reduction of any Tax Asset of any Seller, the Company or any Subsidiary of the Company in respect of any period that ends on or before the Closing Date or any Straddle Period without obtaining the Sellers' consent, which consent shall not be unreasonably withheld.

                  (d) Each Seller or the parent of the consolidated group of which each of them is a member may, at its or their option, elect to reattribute certain Tax Assets of the Company or of any Subsidiary of the Company pursuant to Treasury Regulations Section 1.1502-20(g).

                  (e) Sellers, Purchaser and Purchaser Parent agree to give prompt notice to each other of any proposed adjustment to Taxes for periods for which the other may have liability under this Agreement. Sellers, Purchaser and Purchaser Parent shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or any of its Subsidiaries for such periods and each may participate at its own expense. Purchaser and Purchaser Parent shall cause powers of attorney authorizing Sellers or its representative to represent the Company and its Subsidiaries before the relevant taxing authority and such other documents as are reasonably necessary for Sellers or their representative to control the conduct of any such audit; provided, however, that Sellers shall not compromise or settle any such audit without obtaining Purchaser's consent, which consent shall not be unreasonably withheld, if such compromise or settlement would result in an increased Tax liability or a reduction in any Tax Assets or have the effect of increasing any Tax liability of the Company, any of its Subsidiaries, Purchaser or Purchaser Parent in each case for any taxable period ending after the Closing Date.

                  (f) Purchaser and Purchaser Parent shall make (or cause to be made), an election under Section 172(b)(3) of the Code (or any analogous or similar rules in any relevant tax jurisdiction, to the extent permitted by law) to relinquish the entire carryback period with respect to any net operating loss attributable by the Company or any of its Subsidiaries in any taxable period beginning after the Closing Date that could be carried back to a taxable year of the Company and its Subsidiaries ending on or before the Closing Date. Except for any carrybacks of Tax credits, neither Seller nor any Affiliate of either Seller shall be required to pay to Purchaser, Purchaser Parent, the Company or the Company's Subsidiaries any refund or credit of Taxes that results from the carryback to any tax period ending on or before the Closing Date of any net operating loss, capital credit or other Tax Asset attributable to the Company or any of its Subsidiaries from any tax period beginning after the Closing Date.

                  (g) Sellers, Purchaser and Purchaser Parent agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Company or any of its Subsidiaries as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

                  (h) After the Closing, Purchaser shall pay to Chancellor LA any refunds of or credits for Taxes (net of any income Tax liability incurred as a result of receiving such refund or credit) relating to the Company or any of its Subsidiaries for periods ending on or before the Closing Date and for Pre-Closing Partial Periods except to the extent any such refund or credit is reflected as an asset on the Closing Balance Sheet. Purchaser shall cause powers of attorneys authorizing Chancellor LA or its representatives to represent the Company and its Subsidiaries before the relevant taxing authority and such other documents as are reasonably necessary for Chancellor LA or its representatives to receive any refunds or credits that Chancellor LA is entitled to receive pursuant to the preceding sentence; provided, however, that Chancellor LA shall not be permitted to file for any refund or credit without obtaining the Purchaser's consent, which consent shall not be unreasonably withheld, if the receipt of such refund or credit would have the effect of increasing any Tax liability or reducing any Tax Asset of the Company, any of its Subsidiaries, Purchaser or Purchaser Parent (except for an increase of income Tax liability incurred as a result of receiving such refund or credit) for any taxable period ending after the Closing Date.

                  (i) Sellers, Purchaser and Purchaser Parent agree that all transfer documentary, sales, use, stamp, registration and other similar Taxes ("Conveyance Taxes") incurred solely as a result of a change of control of the Company or its Subsidiaries occurring upon consummation of this Agreement shall be borne 50% by Purchaser and 50% by Chancellor LA. Chancellor LA's liability for its share of Conveyance Taxes shall be discharged exclusively through an accrual on the Closing Balance Sheet of its share of Conveyance Taxes.

                  (j) Chancellor LA shall be liable for and shall pay all Taxes
(i) of the Company or any of the Company's Subsidiaries in respect of any taxable period ending on or before the Closing Date; (ii) of the Company or any of the Company's Subsidiaries in respect of any Straddle Period to the extent such Taxes are attributable to the Pre-Closing Partial Period as determined in
Section 6.4(b); (iii) that are imposed on the Company or any of the Company's Subsidiaries under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor with respect to any taxable period ending on or before the Closing Date or with respect to any Pre-Closing Partial Period; (iv) imposed on the Company or any of the Company's Subsidiaries pursuant to any Tax sharing agreement existing as of the Closing Date; provided, however, that in each case Chancellor LA shall not be liable for and shall not be required to pay such Taxes to the extent such Taxes are accrued on the Closing Balance Sheet; and (v) of the Company or any of the Company's Subsidiaries resulting from the payment of the Dividend for any taxable period, whether such period begins before or after the Closing.

         Section 6.5. Certain Employee Benefits Matters.

                  (a) Purchaser shall or shall cause the Company and its Subsidiaries to employ, effective as of the Closing Date, each of the employees of the Company and its Subsidiaries who are, immediately prior to the Closing, actively employed or on vacation, leave of absence, disability or sick leave or lay-off (the "Transferred Employees"). For purposes of vacation entitlement only, Purchaser shall cause Purchaser's employee benefit plans to recognize all service for the purpose of determining vesting of benefits, participation eligibility and benefit accrual by Transferred Employees with the Company, any of its Subsidiaries and Chancellor LA, including service with predecessor employers to the extent that such service was recognized by the analogous plans of the Company, any of its Subsidiaries or either Seller such that no break or interruption of employment or participation shall be deemed to have occurred with respect to the Transferred Employees by reason of the transactions contemplated by this Agreement.

                  (b) Purchaser agrees that any pre-existing condition exclusions or waiting periods imposed under Purchaser's welfare benefit plans will be no more restrictive than the analogous provisions under the applicable plans of Chancellor LA or the Company (and shall be applied utilizing the service crediting rules set forth in the last sentence of Section 6.5(a)) with respect to any Transferred Employee and his or her covered dependents and Purchaser (or Purchaser's employee benefit plans) shall assume all liabilities relating to all claims by Transferred Employees (and their dependents and beneficiaries) for benefits under all medical, dental, employee assistance, life, accidental death and dismemberment, dependent life, short- and long-term disability plans which are submitted on and after the Closing Date (including claims related to hospital stays commenced on or before the Closing Date). Purchaser shall provide that any expenses incurred under any Welfare Plan by a Transferred Employee or his or her covered dependents during the plan year that includes the Closing Date shall be taken into account under any applicable health plan maintained by Purchaser for such plan year for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

                  (c) Purchaser shall provide continuation coverage to Transferred Employees and former employees of the Company and its Subsidiaries (and their covered dependents and qualified beneficiaries) who are receiving continuation coverage required under Code Section 4980B(f) ("COBRA Continuation Coverage") at the Closing, with respect to whom a qualifying event occurred prior to the Closing and for which the applicable election period for COBRA Continuation Coverage has not expired as of the Closing Date, or with respect to whom a qualifying event occurs as a result of the Closing of the transaction contemplated by this Agreement in compliance with the provisions of Code Section 4980B and ERISA Section 601 et seq.

                  (d) Savings Plans.

                           (i) As soon as is practicable after the Closing Date, but effective as of such date, Purchaser shall adopt or designate a 401(k) Savings Plan (the "Purchaser Savings Plan") and shall establish a trust pursuant thereto (the "Purchaser Savings Trust"). As soon as is practicable after the Closing Date, Purchaser shall furnish to Sellers a determination letter finding the Purchaser Savings Plan and the Purchaser Savings Trust to be qualified and tax-exempt under Sections 401(a) and 501(a) of the Code.

                           (ii) As soon as practicable after Sellers' receipt of a copy of such letter, Sellers shall cause the Chancellor Media Corporation 401(k) Savings Plan (the "Seller Savings Plan") and the Trust pursuant thereto (the "Seller Savings Trust") to transfer to the Purchaser Savings Plan and Purchaser Savings Trust the accounts under the Seller Savings Plan and the Seller Savings Trust (and the assets and liabilities therein) attributable to any employee of the Company as of immediately prior to the Closing Date or any employee of either Seller or any of their Affiliates, in any case, who will continue their employment with or shall become an employee, of the Company or Purchaser or any of its Affiliates as of the Closing Date (the "Employees"). Sellers shall cause all of such accounts to be fully vested upon such transfer. Such transfer shall be made in the form of cash. Such transfer shall satisfy the requirements of Code Sections 401(a)(12) and 414(l)
         and the regulations pursuant thereto. Prior to such transfer, Purchaser will provide Sellers with such documents and other information as Sellers shall reasonably request to assure itself that the Purchaser Savings Plan and the Purchaser Savings Trust contain participant loan provisions and procedures necessary to effect the orderly transfer of participant loan balances associated with the transfer of assets. Prior to such transfer, Sellers will provide Purchaser with such documents and other information as Purchaser shall reasonably request to assure itself that the Seller Savings Plan and Seller Savings Trust are qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) respectively as of the date of such transfer. The Purchaser Savings Plan shall preserve for the Employees all benefits, rights and features as required under Section 411(d)(6) of the Code and Purchaser agrees not to eliminate the ability to make participant loans without giving all participants in the Purchaser Savings Plan at least three
         (3) months advance notice. Sellers shall provide to Purchaser copies of such personnel and other records of Sellers pertaining to the Employees and such records of any agent or representative of either Seller, in each case pertaining to the Seller Savings Plan and Seller Savings Trust and as Purchaser may reasonably request in order to administer and manage the accounts and assets transferred to the Purchaser Savings Plan and Purchaser Savings Trust. Upon such transfer, the Purchaser Savings Plan shall assume all liabilities and obligations whatsoever with respect to all amounts transferred from the Seller Savings Plan and Seller Savings Trust to the Purchaser Savings Plan and Purchaser Savings Trust in respect of the Employees and each Seller and its Affiliates and the Seller Savings Plan and Seller Savings Trust shall be relieved of all such liabilities and obligations. Purchaser and Sellers shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

                           (iii) The Purchaser Savings Plan shall preserve for the Employees all of their benefits accrued under the Seller Savings Plan as of the date of transfer. The Purchaser Savings Plan shall also provide that an Employee's period of employment with either Seller, the Company, any of their Subsidiaries or any predecessor thereof (as applicable) for which credit was given under the Seller Savings Plan shall be given equivalent credit under the Purchaser Savings Plan to the effect that if any Employee becomes an employee of the Company or Purchaser as of the Closing Date, or thereafter by reason of recall, no interruption in participation, benefit accrual or vesting service shall be deemed to have occurred for such Employee under the Purchaser Savings Plan by reason of the change in employment contemplated by this Agreement. The Purchaser Savings Plan shall further contain all such provisions as are necessary for the transfer not to cause Seller Savings Plan to fail to satisfy requirements of Code Sections 401(a) or 401(k).

                           (iv) As soon as is practicable after the Closing Date and prior to the transfer contemplated under this Section 6.5(d), Sellers and Purchaser shall make such filings as are required under Code Section 6058(b) with respect to such transfers including the filing of form 5310-A.

                  (e) Purchaser shall be liable for all obligations with respect to claims of Transferred Employees for workers compensation for incidents remaining unpaid on the Closing Date to the extent reflected as a liability or reserved for on the Closing Balance Sheet.

                  (f) Nothing contained in this Agreement shall confer upon any Transferred Employee any rights with respect to continuance of employment by Purchaser, nor shall any provision of this Agreement create any third party beneficiary rights in any Transferred Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof.

                  (g) Notwithstanding the foregoing provisions of this Section 6.5, Sellers agree to cause the termination, prior to the Closing (the "Pre-Closing Terminations"), of any Transferred Employees that Purchaser or Purchaser Parent requests in writing at least ten (10) days prior to the Closing Date; provided, that the indemnification provisions set forth in Section 9.3 shall apply.

                                   ARTICLE 7.
                            CONDITIONS TO OBLIGATIONS

         Section 7.1. Conditions to Obligations of Purchaser, Purchaser Parent and Sellers. The obligations of Purchaser, Purchaser Parent and Sellers to consummate, or cause to be consummated, the transactions contemplated hereby are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

                  (a) There shall not be in force any order or decree, statute, rule or regulation nor shall there be on file any complaint by a governmental agency seeking an order or decree, restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby, and none of Purchaser, Purchaser Parent or either Seller shall have received notice from any Governmental Authority that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement if consummated, or to take any other action which would result in the prohibition or a material change in the terms of the transactions contemplated hereby.

                  (b) In connection with the consummation of the transactions contemplated by this Agreement, Chancellor LA shall have obtained all necessary approvals and consents to the consummation of the transactions contemplated hereby from its senior lenders, including without limitation, the Dividend and releases from any and all applicable Liens created by such lenders and releases from any and all guarantees of each of the Company and its Subsidiaries.

                  (c) The issuance of the Lamar Shares shall have been duly approved by the stockholders of Purchaser Parent.

                  Section 7.2. Conditions to Obligations of Purchaser and Purchaser Parent. The obligations of Purchaser and Purchaser Parent to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Purchaser and Purchaser Parent:

                  (a) Each of the representations and warranties of each Seller contained in this Agreement shall be true and correct both on the date hereof and as of the Closing, as if made anew at and as of that time (unless to the extent that any such representations and warranties expressly relate to an earlier time, in which case they shall be true and correct at such earlier time), and each of the covenants and agreements of each Seller to be performed as of or prior to the Closing shall have been duly performed, except in each case for changes after the date hereof which are contemplated or expressly permitted by this Agreement, except where (i) the failure of the representations and warranties to be true and correct, or (ii) the failure of the covenants and agreements to be performed, as the case may be, would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  (b) Chancellor LA shall have delivered to Purchaser and Purchaser Parent a certificate signed by an officer of Chancellor LA, dated the Closing, certifying that, to the best of the knowledge and belief of such officer, the conditions specified in Section 7.1(b), as they relate to Chancellor LA, and Section 7.2(a), to the extent they relate to Chancellor LA, have been fulfilled.

                  (c) Chancellor Mezzanine shall have delivered to Purchaser and Purchaser Parent a certificate signed by an officer of Chancellor Mezzanine, dated the Closing, certifying that, to the best of the knowledge and belief of such officer, the conditions precedent specified in Section 7.2(a), to the extent they relate to Chancellor Mezzanine, have been fulfilled.

                  (d) Any consent required for the consummation of the transactions contemplated hereby under any Contract required to be listed on
Schedule 2.8 hereto or for the continued enjoyment by the Company and its Subsidiaries of the benefits of any such Contract after the Closing shall have been obtained, except where the failure to obtain such consent would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  (e) Each Seller shall have duly executed and delivered the Registration Rights Agreement.

                  (f) Each Seller shall have duly executed and delivered the Stockholders Agreement.

                  (g) Each Seller shall have delivered, or caused to be delivered, to Purchaser and Purchaser Parent an executed affidavit, dated not more than 30 days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation Section 1.1445-2(b), which statement certifies that such Seller is not a foreign person and sets forth such Seller's name, taxpayer identification number and address.

                  (h) As of the Closing, Sellers shall have caused to be eliminated all intercompany receivables and payables between any Seller, the Company and its Subsidiaries.

         Section 7.3. Conditions to the Obligations of Sellers. The obligation of each Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by each Seller:

                  (a) All waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (b) Each of the representations and warranties of Purchaser and Purchaser Parent contained in this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing, as if made anew at and as of that time (unless to the extent that any such representations and warranties expressly relate to an earlier time, in which case they shall be true and correct at such earlier time), and each of the covenants and agreements of Purchaser and Purchaser Parent to be performed as of or prior to the Closing shall have been duly performed in all material respects, except in each case for changes after the date hereof which are contemplated or expressly permitted by this Agreement.

                  (c) Purchaser shall have delivered to each Seller a certificate signed by an officer of Purchaser, dated the Closing, certifying that, to the best of the knowledge and belief of such officer, the conditions specified in Section 7.3(b), to the extent they relate to Purchaser, have been fulfilled.

                  (d) Purchaser Parent shall have delivered to each Seller a certificate signed by an officer of Purchaser Parent, dated the Closing certifying that, to the best of the knowledge and belief of such officer, the conditions specified in Section 7.3(b), to the extent they relate to Purchaser Parent, have been fulfilled.

                  (e) Purchaser Parent shall have duly executed and delivered the Registration Rights Agreement.

                  (f) Purchaser Parent shall have duly executed and delivered the Stockholders Agreement.

                                   ARTICLE 8.
                                   TERMINATION

         Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

                  (a) By mutual written consent of the parties at any time prior to the Closing.

                  (b) Prior to the Closing, by written notice to Sellers from Purchaser and Purchaser Parent, if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of either Seller set forth in this Agreement, or if a representation or warranty of either Seller shall be untrue in any material respect, in either case, such that the condition specified in Section 8.2(a) hereof would not be satisfied at the Closing (a "Terminating Seller Breach"), except that, if such Terminating Seller Breach is curable by any Seller through the exercise of commercially reasonable efforts, then, for a period of up to thirty (30) calendar days, but only as long as any Seller continues to use commercially reasonable efforts to cure such Terminating Seller Breach (the "Seller Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period, (ii) the Closing has not occurred on or before December 1, 1999, other than as a result of (A) a breach of a representation, warranty, covenant or agreement of Purchaser or Purchaser Parent, or (B) a failure of all waiting periods under the HSR Act applicable to the transactions contemplated hereby to have expired or been terminated, or (iii) consummation of any of the transactions contemplated hereby is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

                  (c) Prior to the Closing, by written notice to Purchaser and Purchaser Parent from either Seller, if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Purchaser or Purchaser Parent set forth in this Agreement, or if a representation or warranty of Purchaser or Purchaser Parent shall be untrue in any material respect, in either case, such that the condition specified in Section 8.3(a) hereof would not be satisfied at the Closing, except as expressly provided in Sections 5.1 and 5.6 hereof (a "Terminating Purchaser Breach"), except that, if such Terminating Purchaser Breach is curable by Purchaser or Purchaser Parent through the exercise of commercially reasonable efforts, then, for a period of up to thirty (30) calendar days, but only as long as Purchaser or Purchaser Parent continues to exercise such commercially reasonable efforts to cure such Terminating Purchaser Breach (the "Purchaser Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Purchaser Breach is not cured within the Purchaser Cure Period, (ii) the Closing has not occurred on or before December 1, 1999, other than as a result of a breach of a representation, warranty, covenant or agreement of either Seller, or (iii) consummation of any of the transactions contemplated hereby is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

         Section 8.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or their respective Affiliates, officers, directors or stockholders, other than liability of either Seller or of Purchaser or Purchaser Parent, as the case may be, for such party's breaches of this Agreement occurring prior to such termination. The provisions of Sections 6.1, 11.7, 11.11 and 11.12 hereof shall survive any termination of this Agreement.

         Section 8.3. Other Termination. This Agreement may also be terminated pursuant to Sections 5.6(d) or 4.9(b) hereof. The effect of a termination of this Agreement pursuant to either Section 5.6(d) or 4.9(b) shall have the effect set forth in Section 5.6(d) or 4.9(b), as the case may be.

                                   ARTICLE 9.
                                 INDEMNIFICATION

         Section 9.1. Survival of Representations. The representations and warranties of each Seller contained herein shall survive the Closing for a period of twelve (12) months following the

Closing Date; provided that, the representations and warranties of Sellers set forth in Sections 2.4 and 2.6 shall survive without limitation; provided further that the representations and warranties of Sellers set forth in Section 2.16 shall survive for a period equal to the applicable statute of limitations for all Taxes imposed as a result of any breach of Section 2.16. None of the representations and warranties of Purchaser or Purchaser Parent contained herein shall survive the Closing.

         Section 9.2. Indemnification of Purchaser and Purchaser Parent.

                  (a) Each Seller shall indemnify and hold each of Purchaser and Purchaser Parent and its officers, directors, employees and Affiliates harmless from any damage, claim, liability or expense, including, without limitation, reasonable attorneys' fees (collectively "Damages"), arising out of or relating to the breach of any warranty, representation, covenant or agreement of such Seller contained in this Agreement.

                  (b) Notwithstanding the foregoing, (i) neither Purchaser nor Purchaser Parent shall be entitled to indemnification for any Damages unless and until the amount of all Damages for which Purchaser or Purchaser Parent is entitled to indemnification exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Threshold Amount"), at which time Purchaser and Purchaser Parent shall be entitled to indemnification only for all such Damages sustained by Purchaser and Purchaser Parent to the extent that the amount of such Damages exceeds the Threshold Amount, (ii) in no event shall the aggregate amount of Damages for which Purchaser and Purchaser Parent shall be entitled to indemnification exceed Twenty-Five Million Dollars ($25,000,000), and (iii) the amount of Damages for which Purchaser and Purchaser Parent are entitled to indemnification shall be reduced by (A) any tax benefit or deduction allowable as a result of the incurrence of such Damages or the facts or circumstances giving rise thereto, and (B) any insurance recoveries or other indemnities, contributions or similar payments recoverable from any third party as a result of the incurrence of such Damages or the facts or circumstances giving rise thereto.

                  (c) Each of Purchaser and Purchaser Parent hereby agrees to take, and to cause its Affiliates to take, all reasonable steps to mitigate any Damages incurred or to be incurred by Purchaser, Purchaser Parent or their respective Affiliates upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages.

         Section 9.3. Indemnification of Sellers. Each of Purchaser and Purchaser Parent shall indemnify and hold each of Chancellor LA and Chancellor Mezzanine and its officers, directors, employees and Affiliates (the "Seller Indemnitees") harmless from any damage, claim, liability or expense, including, without limitation, reasonable attorney's fees, arising out of or relating to the Pre-Closing Terminations, including without limitation, under the Worker Adjustment and Retraining Notification Act ("WARN") or any state law similar to WARN, that would not have been a damage, claim, liability or expense of any Seller Indemnitee if such Pre-Closing Terminations had actually occurred after the Closing.

         Section 9.4. Conduct of Proceedings. If any claim, action, suit or proceeding covered by the foregoing agreements to indemnify and hold harmless (a "Proceeding") shall arise, the party seeking indemnification (the "Indemnified Party") shall give written notice thereof to the party from whom indemnification is being sought (the "Indemnifying Party") promptly after the Indemnified Party, learns of the existence of such Proceeding; provided, however, that failure of the Indemnified Party to give any such Indemnifying Party prompt notice shall not bar the right of the Indemnified Party to indemnification unless such failure has materially prejudiced the Indemnifying Party's ability to defend the Proceeding. The Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such Proceeding, or to compromise, settle or otherwise dispose of the same, if such Indemnifying Party deems it advisable to do so (in its reasonable judgment), all at the expense of such Indemnifying Party; provided that, such Indemnifying Party shall not settle, or consent to entry of any judgment in any Proceeding, without obtaining a release of the Indemnified Party from, or agreeing to indemnify the Indemnified Party for, all damages in respect of the claims underlying such Proceeding. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such Proceeding. If any Indemnifying Party against whom an indemnification claim is made fails to acknowledge in writing its obligation to defend against or settle such Proceeding within thirty (30) days after receiving notice thereof from an Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), such Indemnified Party shall have the right to undertake the defense and settlement of any such Proceeding, at such Indemnifying Party's expense; provided that, if such Indemnified Party assumes the defense of any such Proceeding, such Indemnified Party shall not settle such Proceeding prior to final judgment thereon or forego any appeal with respect thereto without the prior written consent of such Indemnifying Party (which consent may not be unreasonably withheld).

         Section 9.5. Sole Remedy; Time Limitation. After the Closing has occurred, the right to indemnification under this Article 9 shall be the exclusive remedy of Purchaser and Purchaser Parent hereto in connection with any breach by either Seller of its representations, warranties, covenants or agreements contained herein. Notwithstanding the foregoing provisions of this
Article 9, neither Seller shall have any responsibility or obligation with respect to any claim for indemnification asserted pursuant to this Article 9 unless such claim is asserted in writing by Purchaser and Purchaser Parent to such Seller within the survival period provided in Section 9.1.

                                  ARTICLE 10.
                               CERTAIN DEFINITIONS

                  As used herein, the following terms shall have the following meanings:

                  "Action" means any action, suit, arbitration or other proceeding by or before any Governmental Authority.

                  "Adjustment Amount" has the meaning specified in Section 1.5.

                  "Advertising Contracts" means Chancellor LA's and its Subsidiaries' interest in Contracts for outdoor advertising displays by customers and clients of Chancellor LA and its Subsidiaries.

                  "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

                  "Agreement" has the meaning specified in the Preamble hereto.

                  "Ancillary Agreements" shall mean the Registration Rights Agreement, the Stockholders Agreement, and the Voting Agreement.

                  "Antitrust Authorities" means the Antitrust Division of the United Stated Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

                  "Applicable Rate" has the meaning specified in Section 1.5.

                  "Approvals Certificate" has the meaning specified in Section 4.9(a).

                  "Auditor" has the meaning specified in Section 1.5.

                  "Burkett Assets" has the meaning specified in Section 4.1.

                  "Business" means the outdoor advertising business conducted by the Company and its Subsidiaries.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

                  "Cash Consideration" has the meaning specified in Section 1.3.

                  "Chancellor LA" has the meaning specified in the Preamble hereto.

                  "Chancellor Mezzanine" has the meaning specified in the Preamble hereto.

                  "Chancellor Shares" has the meaning specified in the Preamble hereto.

                  "Closing" has the meaning specified in Section 1.4.

                  "Closing Balance Sheet" has the meaning specified in Section 1.5.

                  "Closing Date" has the meaning specified in Section 1.4.

                  "Closing Date Net Working Capital" has the meaning specified in Section 1.5.

                  "COBRA Continuation Coverage" has the meaning specified in
Section 6.5.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitment Letter" has the meaning specified in Section 5.6.

                  "Company" has the meaning specified in the Recitals hereof.

                  "Company Cash Consideration" has the meaning specified in
Section 1.3.

                  "Company Shares" has the meaning specified in the Recitals hereof.

                  "Confidentiality Agreement" has the meaning specified in
Section 11.8.

                  "Contracts" means any contracts, agreements, subcontracts or leases.

                  "Conveyance Taxes" has the meaning specified in Section 6.4.

                  "Damages" has the meaning specified in Section 9.2.

                  "Definitive Documentation" has the meaning specified in
Section 5.6.

                  "Determination Date" has the meaning specified in Section 1.5.

                  "Divestiture Assets" has the meaning specified in Section 4.1.

                  "Dividend" has the meaning specified in Section 1.1.

                  "Employees" has the meaning specified in Section 6.5.

                  "Employee Plans" has the meaning specified in Section 2.12.

                  "Environmental Laws" means, collectively, all applicable U.S. federal, state or local laws, statutes, ordinances, rules, regulations, codes or common law relating to health, safety, pollution or protection of the environment, as in effect as of the date hereof.

                  "ERISA" has the meaning specified in Section 2.12.

                  "Exchange Act" has the meaning specified in Section 3.7.

                  "Final Judgments" means (i) the Final Judgments of the United States District Court for the District of Columbia in the case of U.S. v. Chancellor Media and Cans & Company, filed November 12, 1998, and (ii) the Final Judgment of the United States District Court for the District of Columbia in the case of U.S. v. Chancellor Media and Whiteco Industries, et al., filed November 25, 1998.

                  "GAAP" has the meaning specified in Section 1.5.

                  "Governmental Authority" means any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" has the meaning specified in Section 9.4.

                  "Indemnifying Party" has the meaning specified in Section 9.4

                  "Intellectual Property" has the meaning specified in Section 2.9.

                  "IRS" means the United States Internal Revenue Service.

                  "Lamar LA Shares" has the meaning specified in Section 1.3.

                  "Lamar Mezzanine Shares" has the meaning specified in Section 1.3.

                  "Lamar Shares" has the meaning specified in Section 1.3.

                  "Leased Real Property" means all real property leases to which the Company or any of its Subsidiaries are a party.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

                  "Minimum Net Working Capital" has the meaning specified in
Section 1.5.

                  "Multiemployer Plan" has the meaning specified in Section
2.12.

                  "Net Working Capital" has the meaning specified in Section
1.5.

                  "Original Agreement" has the meaning specified in the Recitals hereof.

                  "Owned Real Property" means all real property owned by the Company or any of its Subsidiaries.

                  "PBGC" has the meaning specified in Section 2.12.

                  "Pension Plan" has the meaning specified in Section 2.12.

                  "Permits" means all licenses, permits, approvals, authorizations or consents of any Governmental Authority, whether federal, foreign, state, municipal or local, pertaining to the Business.

                  "Permitted Liens" means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings, (iii) Liens arising in connection with the sale of foreign receivables, (iv) Liens on goods in transit incurred pursuant to documentary letters of credit, (v) Liens securing rental payments under capital lease agreements, (vi) Liens arising in favor of the United States Government as a result of progress payment clauses contained in any Contract, (vii) encumbrances and restrictions on real property that do not materially interfere with the present uses of such real property, and (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

                  "Pre-Closing Partial Period" has the meaning specified in
Section 6.4.

                  "Pre-Closing Termination" has the meaning specified in Section 6.5.

                  "Preliminary Transactions" has the meaning specified in
Section 4.1.

                  "Proceeding" has the meaning specified in Section 9.4.

                  "Pro Forma Balance Sheet" has the meaning specified in Section 2.7.

                  "Pro Forma Statement of Operations" has the meaning specified in Section 2.7.

                  "Purchaser" has the meaning specified in the Preamble hereto.

                  "Purchaser Cure Period" has the meaning specified in Section 8.1.

                  "Purchaser Parent" has the meaning specified in the Preamble hereto.

                  "Purchaser Parent Class A Common Stock" has the meaning specified in Section 1.3.

                  "Purchaser Parent Class A Preferred Stock" has the meaning specified in Section 3.6.

                  "Purchaser Parent Class B Common Stock" has the meaning specified in Section 3.6.

                  "Purchaser Parent Preferred Stock" has the meaning specified in Section 3.6.

                  "Purchaser Parent SEC Documents" has the meaning specified in
Section 3.7.

                  "Purchaser Parent Stock Options" has the meaning specified in
Section 3.6.

                  "Purchaser Savings Plan" has the meaning specified in Section 6.5.

                  "Purchaser Savings Trust" has the meaning specified in Section 6.5.

                  "Purchaser SEC Documents" has the meaning specified in Section 3.7.

                  "PWC" has the meaning specified in Section 1.5.

                  "Registration Rights Agreement" means the Registration Rights Agreement among Purchaser Parent and each Seller, dated the Closing Date, in the form attached as Annex D.

                  "Restructuring" means the corporate restructuring effected by Purchaser on July 20, 1999, pursuant to which Purchaser became the wholly owned subsidiary of Purchaser Parent.

                  "RFLP" has the meaning specified in Section 5.8.

                  "SEC" has the meaning specified in Section 3.4.

                  "Securities Act" has the meaning specified in Section 3.7.

                  "Seller Indemnitees" has the meaning specified in Section 9.3.

                  "Sellers" has the meaning specified in the Preamble hereto.

                  "Seller Cure Period" has the meaning specified in Section 8.1.

                  "Seller Savings Plan" has the meaning specified in Section
6.5.

                  "Seller Savings Trust" has the meaning specified in Section
6.5.

                  "Stockholders Agreement" means that Stockholders Agreement among Purchaser Parent, each Seller and the other signatories listed therein, dated as of the Closing Date, in the form attached as Annex E.

                  "Straddle Period" means any taxable period which begins before and ends after the Closing Date.

                  "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% of more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person. Except as otherwise expressly provided herein, references to Subsidiaries of the Company shall be deemed to include Whiteco.

                  "Tax" or "Taxes" means all income, gross receipts, sales, use, employment, franchise, profits, property or other fees, stamp duties, assessments or similar charges (whether payable directly or by withholding), together with any interest and any penalties or additions to tax imposed by any tax authority with respect thereto.

                  "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum taxes).

                  "Tax Returns" means all returns and reports (including elections, declarations, disclosure schedules, estimates and information returns, claims for refund, or statements of any kind or nature relating to Taxes, in any schedule or amendment thereto and any amendment thereof) required to be supplied to a Tax authority relating to Taxes.

                  "Terminating Purchaser Breach" has the meaning specified in
Section 8.1.

                  "Terminating Seller Breach" has the meaning specified in
Section 8.1.

                  "Threshold Amount" has the meaning specified in Section 9.2.

                  "Total Consideration" has the meaning specified in Section
1.3.

                  "Transferred Employees" has the meaning specified in Section 6.5.

                  "Treasury Regulations" means the regulations issued pursuant to the Code.

                  "Voting Agreement" means the Amended and Restated Voting Agreement among Purchaser, each Seller and RFLP, dated the date hereof, in the form attached as Annex G.

                  "WARN" has the meaning specified in Section 9.3.

                  "Welfare Plan" has the meaning specified in Section 2.12.

                  "Whiteco" has the meaning specified in the Recitals hereof.

                  "Whiteco Cash Consideration" has the meaning specified in
Section 1.3.

                  "Whiteco Shares" has the meaning specified in the Recitals hereof.

                                  ARTICLE 11.
                                 MISCELLANEOUS

         Section 11.1. Waiver. Any party to this Agreement may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner as this Agreement.

         Section 11.2. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five (5) calendar days after posting in the United States mail having been sent registered or certified mail return receipt requested, or (iii) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

                  (a) If to Purchaser or Purchaser Parent, to:

                                    Lamar Advertising Company
                                    5551 Corporate Boulevard
                                    Baton Rouge, Louisiana  70808
                                    Attention:  Keith Istre
                                    Telecopy No.:  (225) 923-0658

                                    with copies to:

                                    Jones, Walker, Waechter, Poitevent,
                                    Carrere & Denegre, L.L.P.
                                    5th Floor
                                    Four United Plaza
                                    8555 United Plaza Boulevard
                                    Baton Rouge, Louisiana  70809
                                    Attention:  Brad J. Axelrod
                                    Telecopy No.:  (225) 231-3336

                  (b) If to Chancellor LA, to:

                                    Chancellor Media Corporation of Los Angeles
                                    1845 Woodall Rogers Freeway
                                    Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  General Counsel
                                    Telecopy No.:  (512) 340-7890

                                    with copies to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C. 20004-2502
                                    Attention:  Eric L. Bernthal
                                    Telecopy No.:  (202) 637-2201

                                    and

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201-6950
                                    Attention:  Michael A. Saslaw
                                    Telecopy No.:  (214) 746-7777

                  (c) If to Chancellor Mezzanine, to:

                                    Chancellor Mezzanine Holdings Corporation
                                    1845 Woodall Rogers Freeway
                                    Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  General Counsel
                                    Telecopy No.:  (512) 340-7890

                                    with copies to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C. 20004-2502
                                    Attention:  Eric L. Bernthal
                                    Telecopy No.:  (202) 637-2201

                                    and

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201-6950
                                    Attention:  Michael A. Saslaw
                                    Telecopy No.:  (214) 746-7777

or to such other address or addresses as the parties may from time to time designate in writing.

         Section 11.3. Termination of Subscription Agreement. Chancellor LA and Purchaser have terminated that certain Subscription Agreement, dated as of June 1, 1999, by and between Chancellor LA and Purchaser. Such termination was effective as of July 12, 1999 and such Subscription Agreement was thereby deemed to be void and of no further force and effect, without any liability on the part of Chancellor LA or Purchaser or any of their respective Affiliates.

         Section 11.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         Section 11.5. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

         Section 11.6. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including, without limitation, all fees of its legal counsel, financial advisers and accountants; provided, however, that (i) the fees and expenses of the Auditors, if any, shall be paid one-half by Purchaser and one-half by Chancellor LA, (ii) all Conveyance Taxes imposed as a result of the sale of the Chancellor Shares and the Lamar Shares shall be paid by Sellers, Purchaser and Purchaser Parent as set forth in Section 6.4(i), and (iii) all fees paid to Antitrust Authorities in connection with compliance with the notification and reporting requirements of the HSR Act for the transactions contemplated hereby, shall be paid by Purchaser.

         Section 11.7. Construction. This Agreement shall be construed and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Unless otherwise stated, references to Sections, Articles, Schedules or Annexes refer to the Sections, Articles, Schedules and Annexes to this Agreement. As used herein, the phrase "to the knowledge" of any Person shall mean the actual knowledge of such Person's executive officers after due inquiry. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

         Section 11.8. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.9. Entire Agreement. This Agreement (together with the Ancillary Agreements, Schedules and Annexes to this Agreement, which, although they may be bound separately, constitute part of this Agreement) and that certain Confidentiality Agreement between Purchaser and Chancellor LA (the "Confidentiality Agreement") constitute the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Confidentiality Agreement. This Agreement supersedes the Original Agreement and the Restated Agreement in their entirety, and the Original Agreement and Restated Agreement shall be of no further force and effect; provided, however, that the Schedules and Annexes delivered with the Original Agreement (other than Schedules 2.8 and 4.9 and Annexes D, E and G which are attached hereto) shall be deemed to constitute a part of this Agreement. Except as otherwise expressly provided herein, (i) references to "the date hereof" or "the date of this Agreement" shall be deemed to refer to June 1, 1999 (the date of the Original Agreement) and (ii) all representations and warranties set forth in this Agreement shall be deemed to be made as of June 1, 1999 (the date of the Original Agreement), except that representations and warranties that relate solely to Chancellor Mezzanine, unless otherwise expressly provided herein, shall be deemed to be made as of July 12, 1999, and representations and warranties that relate solely to Purchaser Parent, unless otherwise provided herein, shall be deemed to be made as of the date this Agreement was executed and delivered.

         Section 11.10. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

         Section 11.11. Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Purchaser, Purchaser Parent and Sellers, which approval shall not be unreasonably withheld by any party; provided, however, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations after such consultation with the other parties hereto as is reasonable under the circumstances.

         Section 11.12. Dispute Resolution. Any and all disputes arising out of or relating to this contract, or the breach, termination or validity thereof, shall be resolved by final and binding, confidential arbitration in accordance with the then current Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator selected from among the Center for Public Resources Panel of Distinguished Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Neither party nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties. The place of arbitration shall be Chicago, Illinois. The costs of the arbitrator and all expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by the parties. The arbitrator may award reasonable attorneys' fees to the prevailing party at the arbitrator's sole discretion.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

                                     LAMAR ADVERTISING COMPANY


                                     By: /s/ KEITH ISTRE
                                        -------------------------------
                                              Name:
                                              Title:


                                     LAMAR MEDIA CORP.

                                     By: /s/ KEITH ISTRE
                                        -------------------------------
                                              Name:
                                              Title:


                                     CHANCELLOR MEZZANINE HOLDINGS CORPORATION


                                     By:  /S/ WILLIAM S. BANOWSKY, JR.
                                        --------------------------------------
                                             Name:    William S. Banowsky, Jr.
                                             Title:   Executive Vice President


                                     CHANCELLOR MEDIA CORPORATION OF LOS ANGELES


                                     By:  /S/ WILLIAM S. BANOWSKY, JR.
                                        --------------------------------------
                                             Name:    William S. Banowsky, Jr.
                                             Title:   Executive Vice President